"DAIRY QUEEN"


                        STORE OPERATING LICENSE AGREEMENT

THIS AGREEMENT entered into this 18th day of November 1986 , by and between DAIRY QUEEN OF SOUTHERN ARIZONA, INC., an Arizona corporation, hereinafter referred to as "Company", and BOWLINS INCORPORATED, a New Mexico Corporation hereinafter referred to as "Licensee", "Store Owner", "Operator".

I.     PREMISES OF THIS AGREEMENT.

         1. Licensee hereby agrees that this Agreement is premised upon the following of facts which are accepted, and specifically agreed upon by Licensee:

         a. Company is the exclusive Licensee of Dairy Queen in the territory comprising the subject matter of this Agreement entitled to use, license, and permit others to use the trademark and trade name "Dairy Queen" and certain other trademarks (hereinafter referred to as "derivative trademarks") which are derived from the words "Dairy Queen" or either of said words or abbreviations thereof, including by way of example and not limitation trademarks employing the use of the word "Queen", the letters "Q" or "D.Q."; said "Dairy Queen" trademark having been registered in the State of Arizona and in the United States Patent Office as Registrations Nos. 728,531 and 728,894. This Agreement and undertaking by Licensee includes every single use or derivation of the trademark, the method, or mode of operation, or any information or material or items derived therefrom.

         b. Company and its predecessors in interest have promoted, developed and established within said areas a franchise business under said exclusive license, which comprises the selling of a frozen and/or semi-frozen dairy product in various forms (including for example such items as buster and dilly bars) under the trademark "Dairy Queen" from retail stores bearing the trade name "Dairy Queen", has used the trademark "Dairy Queen" or freezers used in the preparation of and dispensing of said product and has employed certain other equipment, items, designs, logos, promotional material, merchandising methods, techniques, standards, requirements, uniforms, supplies, ingredients, methods, and other techniques, which are to remain the specific property of Company, and, after this Agreement ends, are to be returned to Company, and for which Licensee has no right to utilize said items.

         c. In entering this Agreement, Licensee agrees that Licensee desires to engage in the "Dairy Queen" business and further desires to enter into this written franchise and license agreement with Company for the use of the trademark and trade name and any derivative trademarks, and to become involved in a business subject to the covenants set forth herein, the use of the merchandising methods employed herein, said use by Licensee to be subject to conditions and controls herein prescribed for the purposes of offering to the public wholesome products of a uniform quality and standard and of protecting the interest of all persons engaged in said business.

         d. That by entering this Agreement, Licensee specifically agrees to become subject to all regulations, policies, and standards as set forth by Company from time to time.

         e. Further, Licensee agrees to provide only those services and sell only those products specifically approved and authorized by Company.

II.      LICENSE.

             Company hereby grants to Licensee, subject to the terms, conditions and provisions hereof, and subject to any and all policies of Company to be enunciated during the term of this Agreement, and any which are in existence at this time, an exclusive right and license to operate a "Dairy Queen" Store at the following location only:

      17 Mlles East of Benson Arizona, on Interstate 10 at Johnson Road.

said license to include the rights to:

         1. Establish and operate a "Dairy Queen" store employing "Dairy Queen" merchandising methods, materials, and using the trademark "Dairy Queen", and said derivative trademark on and in association with the advertising and sale of the frozen dairy products, and the trade name "Dairy Queen" on the said store from which the product is sold, and further subject to the further provisions of this Agreement.

         2. To use in said store only approved machines, and items of any and all kind approved by Company. As to freezers, "Dairy Queen" freezers must be used in producing and dispensing said "Dairy Queen" products, it being clearly understood and agreed by Licensee that no approved "Dairy Queen" freezer shall be moved or caused or permitted to be removed from said authorized location for the purpose of operating same.

         3. Use of the trademark "Dairy Queen" on said approved freezers produced by authorized manufacturers.

         4. Use at the authorized location on, and in association with, production, packaging, and sale of uniform and approved products and services designated periodically by Company, involving the related sales promotion programs and materials approved periodically by Company, and utilizing any form equipment, uniforms, merchandising means, fixtures, supplies, ingredients, and other items as approved by Company for use in the storage, preparation, packaging, merchandising, and sale of such products.

III.       LICENSEE'S ACCEPTANCE AND ACKNOWLEDGMENTS.

         1. Licensee hereby accepts said License subject to the terms, provisions and conditions hereof, and agrees to cause one "Dairy Queen" store to be established and maintained at the authorized location and agrees to provide active and continuous supervision and management upon standards and policies as set by Company. (Large block of material X'd out on original document) Initialed by AAB & MLH

         2. Company is the exclusive licensee of the right to use the trademark names at the location for and in which the within franchise and license agreement is operative, and has the exclusive right to grant to Licensee the use of said trade names.

         3. The trade names and trademarks have valuable goodwill to Company, and are a valued property right, the use of which has been licensed to Company.

         4. The authorized location, the Dairy Queen Store, and the use of trademarks and only in connection with such products as may be specified by Company and not otherwise, and shall at all times be used and only in a manner approved by Company. In years of technological change, new products and services are often developed. It is the specific purpose of this Agreement, that in the event there are merchandising changes, technological changes, and changes in merchandising, the approval of Company must be received in writing prior to offering any such goods, or service. Otherwise, this Agreement will be declared null and void. As a specific example of the purpose of this provision, Licensee agrees that it is the purpose of this Agreement that present "Dairy Queen" products are to be sold to members of the general public from standardized "Dairy Queen."

locations. That the "Dairy Queen" locations are built for a specific purpose in mind, and not for the use or sale or development of such specific items as video games and arcades. Such uses of the premises are not allowed pursuant to the terms of this Agreement, and Licensee hereby agrees to same.

         5. Licensee shall use no trade name or trademark other than "Dairy Queen" in said business except with the written consent of Company. Similarly, Licensee shall link no other trademarks or trade names belonging to others with "Dairy Queen" in a "Dairy Queen" authorized location. For example, Licensee is only entitled to sell "Dairy Queen" products or services at their location. They cannot sell items of food, or otherwise, without the authorization of Company. See Addendum 4A-1 (AAB & MLH)

         6. Licensee specifically agrees that this Agreement , at the sole option and discretion of Company, may be declared null and void if Licensee breaches any provisions of this Agreement, and, if after having seven (7) days written notice of breach by mail, the conditions specified have not been corrected by Licensee. Then, Company, at its own option, may terminate this Agreement. See Addendum 4A-II (AAB &MLH)

         7. Licensee further and specifically agrees that under no circumstances breaches of this Agreement, whether continuing or otherwise, at any time, in any way, be regarded as waived by Company.

         8. As to Licensee's obligations, time is always of the essence in this Agreement.

IV. TERM.

         1. The license granted herein shall be for a term of 20 (Twenty) years, unless sooner terminated in accordance with the provisions hereof.

V.     MONETARY AGREEMENTS.

         1. Licensee shall pay to Company as a franchise fee, the sum of Four (4%) Percent (see attached Addendum to "Dairy Queen" License) upon the execution of this Agreement. Said fee is a fee paid to Company for granting and entering into this Agreement. Said fee is earned when paid, and is not refundable
                                       -5
under any circumstances whatsoever.

         b. All amounts due and owing shall be paid on a monthly basis and shall be computed at the end of each month's operation and remittance for same shall be made to Company on or before the third (3rd) day of the following month accompanied by reports required by said Company. The computation of said amount shall be certified and sworn to by Licensee in a manner or form prescribed by Company and Licensee shall supply to Company all self-supporting or supplementary materials as Company may require to verify the accuracy of such remittances. Furthermore, Licensee grants to Company the right to check with any suppliers, Company's or others, with whom Licensee is doing business to check on the operation of the business .

         c. Payment dates as set forth herein are specifically agreed to be the dates upon which said items are to be received by the Company. Any payments of any nature or kind received after the due date subjects Licensee to default. THE ACCEPTANCE OF LATE PAYMENTS SHALL NOT, UNDER ANY CIRCUMSTANCES BE DEEMED A WAIVER BY COMPANY OF THE RIGHT TO PROMPT AND APPROPRIATE PAYMENT. Any payments received after the eighth of any month shall be subject to a late fee equal to five (5%) percent of the amount of said sum due. In addition, any sums paid after the eighth shall be subject to interest at the rate of one and one-half (1 1/2%) percent per month. In addition, Licensee agrees to compensate Company for any and all collection efforts or activities on any payments made after the due dates contained herein. These expenses shall include office expenses, telephone expenses, expenses of time and effort of employees to write letters, make phone calls, and attempt contact with Licensee or Licensee's agents, and shall include any and all costs and expenses in contacting collection agencies, lawyers, or other personnel in an attempt to speed payment. The amount of any and all expenses shall be determined by Company, in Company's sole discretion, and Licensee hereby agrees to grant Company the right to determine the amount of said expenses, and hereby agrees to be bound by said decision of Company. Any failures to pay said amounts as set by Company shall also be regarded as a breach of this Agreement subjecting Licensee to forfeiture, pursuant to page 18, Section XXII.

         d. In addition to any and all other options as required, or allowed by law, or as provided in this Agreement, Company shall have the right to require Licensee, if delinquent at any time, to make a pre-payment equal to three month's royalties as security for the prompt payment of any and all obligations.

         e. Company shall further have the option to require Licensee to make pre-payments on royalty and advertising and merchandising fees by requiring Licensee to pay a surcharge on each gallon of mix, and on other products and ingredients used in the conduct of business at the authorized location to the respective suppliers thereof. Licensee shall pay the surcharge to the suppliers at the -time of purchase of such commodities. The surcharge shall be established by Company in such amounts as determined by Company, which amounts shall not substantially exceed the monthly continuing royalty, advertising, and merchandising fees due hereunder. The surcharge shall be paid to the supplier or suppliers for the account of the Company. The amount so prepaid and remitted to Company from suppliers will be credited against the continuing license and advertising and merchandising fees at the end of each month.

         3. Licensee further agrees to pay to Company the amount of not less than three (3%) percent, nor more than six (6%) percent, of all gross sales, excluding sales taxes, as and for the promotion and advertising of "Dairy Queen" products. To this end, Company reserves the sole right in its sole discretion to establish and organize advertising and promotional programs from time to time. Payments of advertising and merchandising fund money shall be subject to the same terms and conditions as royalty fee payments required in this Agreement. See Addendum 4A-III attach 4. In addition, Licensee agrees to spend additional monies in merchandising and marketing of their individual "Dairy Queen" store.

         4.  In  addition,   Licensee  agrees  to  spend  additional  monies  in
merchandising and marketing of their individual "Dairy Queen" store.

VI. TRANSFER OF AGREEMENT.

         1. Company reserves the right to know specifically at all times with whom Company is doing business. (AAB & MLH)

         2. Licensee shall not transfer, assign, encumber, or in any way alienate this Agreement, or the rights, duties, or obligations under this Agreement without the written approval of Company.

         Licensee shall give Company written notice of intent to sell. Any attempt to transfer, assign, sell, or alienate without the express written approval of Company shall immediately breach this Agreement. No party without the express written permission of Company shall have the right to sell "Dairy Queen" products at the location specified in this Agreement, or at any other location.

         3. If any sale, transfer, or assignment of any nature or kind is agreed upon by Company, Company is hereby given the right of first refusal to any such agreed upon transfer or sale. Notwithstanding anything to the contrary contained above in this part 2 hereof, Licensee hereby grants to Company the right of first refusal to purchase all of Licensee's right, title and interest in and to Licensee's "Dairy Queen" business located at the Authorized Location in this Agreement in the event Licensee should desire to sell the same. In such event, Licensee shall notify Company in writing that he has received and is prepared to accept a good faith offer from a third party who is financially able and otherwise qualified to become a licensee of Company. The said notice shall identify proposed purchaser and be signed by Licensee and proposed purchaser and precisely set forth all of the terms of the written offer which Licensee shall have received from the proposed purchaser. Company shall then have thirty (30) days after the receipt of such notice to exercise its right of first refusal, the same to be in writing and on the same terms and conditions, MINUS any realtor's fees, as have been offered to Licensee by the proposed purchaser.

         4. In the event of any assignment agreed upon by Company Licensee shall pay to Company contemporaneously therewith the sum of TWO THOUSAND DOLLARS ($2,000.00) or a sum equal to one-half of the license fees paid for the previous calendar year, whichever is greater, as and for a transfer fee.

         This Agreement may be transferred to any proposed new assignee, transferee, or purchaser in it's entirety: Should proposed new assignee, transferee, or purchaser desire to extend the duration of, or modify the terms of this agreement such modification would be contingent upon and subject to the new party entering into a new agreement with Company. if, for any reason, Company, and the proposed assignee, transferee, or purchaser cannot agree to the terms and conditions of a new contract, then any attempt at assignment, transfer, sale, no matter how enumerated, shall be void.

VII. DEATH OR DISABILITY.

         In the event of the death, disability or incapacity of any individual Licensee or principal officer or director of an incorporated Licensee or partner in a partnership Licensee, should the decedent's heir or successor in interest, or the corporation or partnership, as the case may be, wish to continue as Licensee hereunder, such person shall apply for Company's consent thereto, successfully complete Company's training program and pay the applicable transfer fee, in accordance with this paragraph VII as in any case of a proposed transfer of Licensee's interest in this agreement.

VIII. BUSINESS NAME.

         Licensee shall not use the word "Dairy Queen" as a part of its corporate or business name unless first approved in writing by Company, and shall use only the words "Dairy Queen" (and no other words whatsoever) as the trade name on the store from which the product is sold. See Addendum 4A-1.

IX. FURTHER LICENSEE DECLARATIONS.

         1. Licensee agrees that nothing contained herein gives him any right, title or interest in the trademark and trade name "Dairy Queen" nor in said derivative trademarks except the right to use same under the terms and conditions of this Agreement and that Licensee's use thereof inures to the benefit of the owner hereof. Licensee hereby acknowledges the validity of the trademark and trade name "Dairy Queen" and any derivative trademarks therefrom and further agrees to do nothing or use the trademark and trade name or said derivative trademarks in any way to infringe the rights of Company or Company's licensor. Licensee shall use only the trademark and trade name "Dairy Queen" and said derivative trademarks on and in association with the advertising and sale of a frozen dairy product, and no other product, which shall in quality and mode and condition of manufacture and sale comply with such standards as may be fixed or approved by Company. It is further agreed by the parties hereto that in order to promote and protect the business interests of each of the parties, the good will of the "Dairy Queen" business and the business interests of other persons engaged in the "Dairy Queen" business, requires substantial uniformity to be maintained in the type, standard and quality of the "Dairy Queen" stores, the mix, the freezers, and products used therein, the conditions of preparation and merchandising and sale of the product. To this end, it is agreed that the rules and controls and policies of Company, those contained in this Agreement, and enacted by Company shall prevail. Licensee agrees that the provisions, restrictions, and controls and agreements provided in this document are all necessary, reasonable, and desirable for such purposes and that Licensee's "Dairy Queen" business shall be conducted in accordance with Company's standards and requirements. The standards and requirements include requirements of quality, production, appearance, cleanliness, service, merchandising and advertising. The setting forth of specific items is not in any way meant to limit the specific items to which this Agreement applies. It is mutually understood and agreed that these controls include the specific requirements without limiting any general statement or policy or controls expressed.

         2. Licensee further agrees to utilize only such "mix" in the preparation of "Dairy Queen" products which conforms to the standards prescribed by Company. Licensee shall strictly observe the product overrun limitations which shall be made known to Licensee by Company from time to time during this Agreement as guidance to Licensee in formulating products for sale. "Product overruns" is defined by the parties as being the amount of air incorporated into the "Dairy Queen" mix in the course of producing "Dairy Queen" products. To avoid misunderstanding, Company and Licensee acknowledge that neither shall expect the other to be agreeable to a product overrun exceeding forty-five (45%) percent.

         3. Licensee further agrees to utilize only such supplies used in the production, handling, serving or garnishing of "Dairy Queen" products and ancillary lines and related goods conforming to standards prescribed by Company from time to time.

         4. Company shall have the sole right to approve the supplies and ingredients used in the business.

         5. Licensee shall use only approved "Dairy Queen" freezers produced by authorized manufacturers.

         6.Licensee shall produce and sell the "Dairy Queen" product line only in a store constructed in accordance with plans furnished by Company and containing approved "Dairy Queen" signs; said plans -to remain the property of Company at all times; and shall maintain the store in a high state of repair, cleanliness and sanitation at all times. Before any store for the sale or distribution of "Dairy Queen" is constructed, the location thereof shall be subject to -the approval, in writing, of Company. Licensee further agrees to acquire the right to use or to commence promptly the construction of one such building at the authorized location herein above described and complete or contract for the completion of the same on or before July 1, 1987. AAB & MLH Upon completion of said building Licensee shall, at his own expense, install freezers and equipment therein in a manner approved by Company. The parking area shall be black-topped or paved in a manner approved by Company. No material alterations to or changes in said building or premises shall be made during the period of this contract or any renewal hereof without the prior approval in writing by the Company.

         7. Licensee shall hire and supervise efficient, competent, sober and courteous operators and employees wearing uniform Company dress for the purpose of operating the business. Licensee shall set their wages and commissions, and pay all such wages and commissions due them with no liability therefor on the Company. Licensee shall require all its employees to work in clean uniforms approved by the Company but furnished at the cost of Licensee or the employee as Licensee may determine.

         8. Licensee agrees at all times to repaint the buildings on said premises at least annually and to maintain said buildings and said entire premises in a high state of repair, cleanliness and sanitation. Should Licensee's "Dairy Queen" store be rated other than the highest rating given by any local, state or federal sanitation or health authorities, said store shall immediately be closed and such steps or measures shall be taken by Licensee as may be necessary to obtain the highest rating before it is reopened for business. Any such closing shall be regarded as a material breach of this Agreement. it is agreed between the parties that cleanliness and sanitation are two of the most important ingredients in general public acceptance of "Dairy Queen" products. Any action by any authority closing a "Dairy Queen" store is regarded as a serious dereliction by Licensee.

         9. Licensee further covenants that in the event Company standards are not met, the store may be closed until steps are taken to remedy this situation, or at Company's option, this Agreement may terminate, as to page 18, Section XXII.

         10. All Advertising, cartons, containers, wrappers, and paper goods used in the advertising, sale and distribution of the "Dairy Queen" products shall, where practicable, indicate that it is produced and sold on the authority of Company and shall be subject to approval by Company before being used.

         11. All portions of "Dairy Queen" products sold or offered for sale shall comply with requirements established from time to time by Company as to weight, size, and appearance and all such products shall be processed in strict accordance with the formula and methods furnished by Company.

         12. From time to time as Company shall deem desirable, Company may place a qualified representative at Licensee's place of business to train, instruct, and familiarize employees thereof with the standard business methods and procedures of Company, or, may require Licensee or any supervisory or operating employee of Licensee to spend a reasonable amount of time at another like place of business designated by Company for the purpose of observing, receiving training and instruction, and practicing standard business methods and procedure.

         13. Licensee further agrees, that at any time Company may send a representative to Licensee's location to review documents, records, the physical facilities, and the operation of the business.

         14.  Licensee  agrees to comply  with all  applicable  federal,  state, local, county, and municipal laws, statutes, ordinances and regulations pertaining to the conduct of the "Dairy Queen" business and the sale of the "Dairy Queen" products.

         15. As noted previously, Licensee agrees that technology may develop new forms of amusement such as video games. Nothing in this Agreement authorizes the use of any items developed by time, or technology, or ingenuity, which are not authorized by this Agreement, or by Company in writing.
                                                              See Addendum 4A-1.

         16. Licensee further agrees to appear at and attend the annual Company store operator's meeting and convention, and to appear and attend at any and all conferences, meetings, or other functions as are designated by Company.

X. SIGNS.

         1. Licensee shall prominently identify the store with one or more of the 'trademarks specified by Company, and with no other name or mark, said signs shall as to color, lettering, size, design and general appearance be approved by Company prior to construction and erection.

         2.  Licensee   shall  at  his  own  expense  cause  such  signs  to  be
constructed, erected, and maintained throughout the term of this Agreement. All signs must be approved by Company.

         3. Company is hereby given the right to designate any additional signs to be placed at the premises, at Licensee's expense. Such signs shall include, where appropriate, highway signs and other similar sign items. Company shall be the sole arbiter of when such signs, or additional signs, are appropriate or in need of maintenance.

XI. FREEZERS.

         All approved "Dairy Queen" freezers used in producing and dispensing the "Dairy Queen" product shall have a nameplate fastened thereto identifying the same as "Dairy Queen" freezers, and shall be first approved by Company for use in "Dairy Queen" stores.

XII. RELATED GOODS.

         1. Licensee may sell in said "Dairy Queen" store only such products permitted and approved in writing by Company.

         2. No food, sandwiches, hamburgers, cigarettes, potato chips, gum, or other like products are to be sold from said "Dairy Queen". See Addendum 4A-I. (AAB & MLH)

         3. Similarly, no unauthorized including games are to be allowed. See Addendum 4A-1. (AAB & MLH)

XIII. BUSINESS HOURS.

         1. Licensee shall operate its "Dairy Queen" business during a period of at least nine (9) consecutive months in each calendar year and such place of business shall be opened to the public at least twelve (12) hours during each day of said period. Acts of God, war, strikes or riots preventing Licensee from temporarily complying with the foregoing shall exempt compliance therewith.

         2. Licensee shall close said "Dairy Queen" business for a period of not less than two (2) weeks of each calendar year for the purpose of necessary maintenance and repairs - painting and general cleaning. See Addendum 4A-IV attached (AAB & MLH)

XIV. INSPECTION.

         Company, or its authorized representative, shall have the right to inspect the premises, and every portion of its operation for the purpose of making inspections to ascertain if all the provisions of this Agreement are being observed. Furthermore, Company is entitled to test, sample, and inspect all supplies, products, and materials of all kinds, the preparation and formulation thereof, and the conditions of sanitation and cleanliness in the production, handling, and serving thereof.

XV. RECORDS AND REPORTS.

         Licensee agrees to keep a complete set of books and records from which all sums payable under this Agreement may be determined. Such books and records shall include a monthly profit and loss statement reflecting the operations of Licensee's business, copies of which Licensee shall furnish to Company within twenty-five (25) days after the end of each month's operation. The aforesaid books, records, and financial statements shall be maintained by Licensee on forms meeting the specifications of Company. All such records shall be open and available to Company for inspection at all times. Company shall have the right to cause an audit of the business of Licensee to be made for a determination of gross sales- if any statement of gross sales previously submitted by Licensee to Company shall be found to be incorrect by audit or otherwise, in an amount in excess of two (2%) percent of gross sales, Licensee shall be subject to immediately pay the cost of such audit as well as any additional fees found to be payable by Licensee to Company; and may be subject to termination, otherwise, the cost of audit shall be paid by Company.

XVI. LITIGATION.

         As between Company and Licensee, Company shall control all litigation relating to the trademark and trade name "Dairy Queen" and said derivative trademarks and shall be the sole judge as to whether or not suit shall be instituted for the infringement thereof, the expense for any such litigation in the territory stated herein shall be borne by Company and Licensee and any others, in manner and extent to be agreed upon in each instance by the said parties. Licensee shall promptly notify Company of any such use or infringement of which he becomes aware.

XVII. LIABILITY INSURANCE.

         Licensee hereby waives all claims against Company for damages to property or injuries to persons arising out of the operation of said business, and Licensee shall indemnify and save Company harmless of and from any damages or injury to property or persons arising from or growing out of the operations of said business in any way, or the consumption of the product hereof. Licensee further covenants and agrees to purchase and maintain in full force and effect, at Licensee's sole expense, liability insurance in an amount of not less than

$300,000.00 insuring both parties hereto from liability for any and all such damage or injury and Licensee further agrees to deliver to Company a certificate evidencing the existence of such insurance coverage and Licensee's compliance with the provisions of this paragraph.

XVIII. COMPETITIVE LICENSE.

         Company shall not license the establishment of any competitive business under said trademarks and trade name within the protected area covered by this Agreement during -the term hereof. Similarly, Licensee shall not license, establish, or operate any competitive business within the protected area covered by this Agreement during the term hereof without written consent of Company.

XIX. PAYMENT OF DEBTS.

         Licensee covenants and agrees to pay promptly when due, all taxes and assessments that may be assessed against said premises or equipment used in connection with Licensee's "Dairy Queen" business, all liens and encumbrances of any kind and character created or placed upon or against any of said property, as well as all accounts and other indebtedness of every kind incurred by Licensee in the conduct of said business; and should Licensee default in making any such payment, Company shall be authorized to pay same and Licensee covenants promptly to reimburse Company on demand of such payment. By undertaking any such payments, Company is not under any circumstances obligating itself to pay any said sums, but is doing so only to protect Company's good name and Licensee under this Agreement. Company, by doing so, shall not be undertaking or sustaining any liability for any such debts or obligations or liabilities in any way, shape or form.

XX. INDEPENDENT CONTRACTOR.

         It is agreed and understood that Licensee is an independent agency, and independent contractor, not in any manner the agent or employee of Company, nor has Company any interest in the business of Licensee except to the extent set forth in this Agreement.

XXI. INDEMNITY.

         Licensee agrees to save and hold Company harmless from any loss, damage or liability incurred by Company by reason of any violation of this Agreement by Licensee.

XXII. NOTICES OF BREACH.

         1. In the event that Company determines that Licensee has failed to meet the requirements and specifications established in this Agreement, or any of the terms and conditions hereof, Company shall notify Licensee in writing of that fact, and shall set forth the terms and conditions to be corrected. If Licensee fails to correct such problems, violations, or conditions within seven
(7) days from the date of (Return Receipt Requested) mailing of said notice by certified mail/to the address of the authorized location, Company shall thereupon have the right to cancel and terminate this Agreement.

XXIII. MODERNIZATION.

         1. Because business advances, and because society changes, and methods of doing business change, it is the duty of Licensee to modernize, refurbish, the building, equipment, signage, and all other items as may be reasonably necessary to permit the business to conform to the standards then existing, and to cause such repairs or remodeling, at his expense as are necessary to keep Licensee in compliance with all of the terms and conditions of this Agreement. Failure to do so will be regarded as a breach of this Agreement.

         2. In any event, at the time of any proposed transfer, the Licensee must modernize, refurbish, and/or replace building, equipment and any other items from the store as are necessary to be in compliance with the requirements of the Company as then existing.

XXIV. BANKRUPTCY.

         In the event that Licensee shall be declared insolvent or bankrupt, or in the event a receiver be appointed, or that any proceedings taken by, for, or against Licensee under any provision of the Federal Bankruptcy Act or any amendment thereof, or make an assignment for the benefit of creditors under any State law, this Agreement shall be terminated and all rights of Licensee shall be forfeited forthwith to the Company.

XXV. NON-COMPETE CLAIMS.

         Neither Licensee nor any principal of an incorporated Licensee shall directly or indirectly engage in any competitive business with the protected area of the authorized location for a period of two and one-half (2 1/2 ) years after the date of termination by either party with or without cause. Licensee shall not assert any claim or cause of action against Company after one (1) year following the effective date of termination of this Agreement.

XXVI. TERMINATION.

         1. Termination by Licensor.

         Upon termination of this Agreement:

         a. All rights of Licensee to the use of the trademarks and all other rights and licenses granted herein, including a right to license and conduct the "Dairy Queen" business at the authorized location shall revert to Company without further act or deed of any party.

         b. Any right, title and interest of Licensee in, to and under this operating Agreement shall become the property of Company. Licensee shall immediately cease all use and display of trademarks, materials, and any and all ancillary items, services, or products, and shall pay all sums due to Company or its affiliate or whose payment by Company or its affiliate has guaranteed.

         c. Company shall have first option to purchase any and all freezers of any kind whatsoever owned by Licensee and used by him in the production of the "Dairy Queen" product at and for an amount equal to the original price paid for each such freezer less fifty (50%) percent for use and depreciation for first year. Less twenty (20%) percent per year after first twelve (12) month period.

         2. Termination by Licensee.

         Licensee shall not be entitled to terminate this agreement for cause unless he shall have given Company written notice of the grounds for such termination and Company shall have failed to cure such grounds to the reasonable satisfaction of Licensee within thirty (30) days of Company's receipt of such notice. As a condition to Licensee or his successor terminating this Agreement without cause at any time, Licensee shall pay to Company an amount equal to two times the License Fees payable to Company in respect to (1) the last twelve (12) months of the store's active operations, or (2) the entire period the store has been open for business, whichever is the shorter period.

XXVII. MISCELLANEOUS CLAUSES.

         1. In the event at any time one or more clauses of this Agreement shall be held to be void by any Court, such clauses shall be deemed to be separable and the remainder of this Agreement shall be deemed to be valid and in full force and effect.

         2. Any waiver by Company of any breach by Licensee shall not be deemed to be a waiver of any subsequent breach nor an estoppel to enforce its right for any subsequent breach.

         3. This Agreement constitutes the agreement between the parties, and is the sole agreement between the parties, and embodies all prior agreements and negotiations with respect to the "Dairy Queen" business. Licensee agrees that there are no representations of any kind made by Company except as contained herein.

         4. If Licensee consists of two or more individuals, such individuals shall be jointly and severally liable, and references to Licensee in this Agreement shall include all such individuals.

         5. This Agreement shall be binding upon and inure to the benefit of the administrators, executors, heirs, successors, and assigns of the parties.

XVIII. ADMINISTRATIVE AND PROMOTIONAL-PEES.

         1. Licensee acknowledges and agrees that Company may compensate itself and/or its affiliated companies for the expense of administering and promoting the sales promotion programs set forth herein.

XXIX. DIFFERENT FORMS OF LICENSE AGREEMENTS.

         l. Licensee acknowledges that he is aware of the fact that some existing licensees of Company operate under different forms of Agreement and that consequently, Company's obligations and rights with respect to the various licensees may differ.

XXX. RULES OF COMPANY.

         1. Company is the sole judge of that which is compatible with the sale of "Dairy Queen" products, and Licensee shall not look beyond Company in such matters as rules and controls. These matters are left to the sole discretion of Company, and Licensee hereby specifically agrees.

         IN WITNESS WHEREOF, the parties have caused the foregoing "Dairy Queen" Store Operating License Agreement to be executed all as of the date first above written.

                                        DAIRY QUEEN OF SOUTHERN ARIZONA, INC.
ATTEST:                                 First Party



Signature Illegible                     By  /s/ Mildred L. Hanigan
-----------------------                   -------------------------------------
                                          Mildred L. Hanigan       President

WITNESS:


Signature Illegible                     BOWLINS INCORPORATED, a New Mexico Corp.
------------------------                ----------------------------------------
                                                                      LICENSEE
WITNESS:


Signature Illegible                     BY: /s/ C. C. Bess, Exec. V. Pres.
------------------------                ----------------------------------------
                                                                      LICENSEE

                          ADDENDUM TO LICENSE AGREEMENT
                          -----------------------------


IT IS AGREED BY THE PARTIES THAT THIS ADDENDUM DATED THIS 18th DAY OF November, 1986 SHALL BECOME A PART OF THE ATTACHED LICENSE AGREEMENT. THE FRANCHISEE ACKNOWLEDGES THAT HE HAS HAD AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE EXECUTION BY THE PROSPECTIVE FRANCHISEE OF ANY BINDING FRANCHISE OR OTHER AGREEMENT, OR AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE PAYMENT OF ANY CONSIDERATION BY THE FRANCHISEE, WHICHEVER OCCURS FIRST, A COPY OF THE OFFERING CIRCULAR, TOGETHER WITH A COPY OF THE LICENSE AGREEMENT RELATING TO THE FRANCHISE.

                                   DAIRY QUEEN OF SOUTHERN ARIZONA, INC.
ATTEST:                            Franchisor

/s/ Joyce M. Skripkan              By  /s/ Mildred L. Hanigan
----------------------               --------------------------------------
                                       President       Mildred L. Hanigan

WITNESS:


/s/ David B. Raybould              BOWLIN'S  INCORPORATED, a New Mexico Corp.
-----------------------            -------------------------------------------
                                   Licensee and Franchisee

WITNESS:


/s/ Tom Hanigan                    BY: /s/ C. C. Bess, Exec. V. Pres.
-----------------------            -------------------------------------------
                                   Licensee and Franchisee

                   ADDENDUM TO "DAIRY QUEEN" LICENSE AGREEMENT

                                      NO. 4

This Addendum made and entered into, in duplicate, at Douglas Arizona, on this 18th day of November, 1986 by and between DAIRY QUEEN OF SOUTHERN ARIZONA, INC., and Arizona Corporation, hereinafter called "company", and BOWLIN'S INCORPORATED, a New Mexico Corporation of Albuquerque, New Mexico, hereinafter called "Licensee".

WHEREAS, the parties hereto have executed a "DAIRY QUEEN LICENSE AGREEMENT" (duplicate copy of which agreement is attached hereto) dated 18 November 1986, and covering the following "Authorized Location". 17 Miles East of Benson, Arizona, on Interstate 10 at Johnson road Cochise (County) Arizona (State).

WHEREAS, the parties hereto wish to amend such agreement heretofore executed to provide for a single combination Franchise Fee and Royalty Fee in consideration of the rights granted Licensee under said Agreement and in lieu of the separate Franchise Fee and Royalty Fee provided for in said Agreement:

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed by and between the parties hereto as follows:

     1. Paragraph 5 of the said "Dairy Queen" License Agreement, between the parties hereto, is amended to read as follows;

     Licensee shall pay to Company, as a total combined Franchise Fee and Royalty Fee in respect of the rights granted Licensee under the terms of said "Dairy Queen" License Agreement, a sum computed upon a percentage of the total combined gross retail sales, exclusive of sales taxes, of all products sold under said License Agreement, the same to be computed in accordance with the following schedule:

           Four Percent (4%) of all gross sales in each calendar year.

     Gross Sales shall include sales of every kind and nature from and in connection with said store, including the sale of "Dairy Queen" products and all other products and related goods which may be authorized for sale therein.

IN WITNESS WHEREFOF, the parties have caused the forgoing Amendment to be executed all as of the date first above written.

                                      DAIRY QUEEN OF SOUTHERN ARIZONA,  INC.
ATTEST:                                              an Arizona Corporation.

/s/ Joyce M. Skripkan                 By:  /s/ Mildred L. Hanigan
-----------------------                 --------------------------------------
                                          Mildred L. Hanigan     President
WITNESS:

/s/ David B. Raybould                 BOWLIN'S  INCORPORATED, a New Mexico Corp.
-----------------------               ------------------------------------------

WITNESS:

/s/ Tom Hanigan                       BY: /s/ C. C. Bess, Exec. V. Pres.
-----------------------               -----------------------------------------
                                                                    LICENSEE

                   ADDENDUM TO "DAIRY QUEEN" LICENSE AGREEMENT
                                     NO. 4A

         This Addendum made and entered into, in duplicate, at Douglas, Arizona, on this 18th day of November, 1986, by and between DAIRY QUEEN OF SOUTHERN ARIZONA, INC., an Arizona Corporation, hereinafter called "Company", and BOWLIN'S INCORPORATED of 136 Louisiana NE, Albuquerque, New Mexico, 87108 hereinafter called "Licensee".

         WHEREAS, the parties hereto have executed a "DAIRY QUEEN LICENSE AGREEMENT" (triplicate copy of which agreement is attached hereto) dated this 18th day of November 1986, and covering -the following "Authorized Location":
            17 Miles East of Benson on Interstate 10 at Johnson road


                                       I.

         WHEREAS, the parties have mutually agreed to the following:

         NOW THEREFORE, in consideration of -the mutual promises and covenants contained herein, it is agreed by and between the parties hereto as follows:

         DAIRY QUEEN OF SOUTHERN ARIZONA, INC., acknowledges with BOWLIN'S INCORPORATED that at present there is already a system of food and gift items offered to the public in their establishment. it is fully understood that upon the opening of the Dairy Queen/Brazier unit, the old food line now in operation will be discontinued entirely and only the Brazier authorized food line will be sold from the Dairy Queen unit only.

         HOWEVER, it is mutually understood and agreed upon, since Licensee operates a full line novelty and curio business in a store building with gasoline and other automotive items sold on the premises with said store building adjoining Licensee's DAIRY QUEEN operation, the sales in Licensee's merchandise, novelty and curio plus gasoline and automotive items shall not be subject to the sales continuing License fees or promotional fees as is provided in said DAIRY QUEEN LICENSE AGREEMENT.

                                       II

         WITH RESPECT TO: Page 5, Article 6, of the DAIRY QUEEN LICENSE AGREEMENT, notification of any breach or default must be by Certified Mail, Return Receipt Requested, to the Licensee at:

                           Bowlin's Incorporated
                           136 Louisiana, NE
                           Albuquerque, NM 87108

And Licensee shall have at least seven (7) days to cure such default.

                                      III

         WITH RESPECT TO: Page 8, Section V, paragraph 3, of the DAIRY QUEEN LICENSE AGREEMENT, Company agrees to waive the payment of promotion and advertising fees by the Licensee, upon demonstration by the Licensee that he is providing outdoor advertising -through the use of billboards located along Interstate 10 in Arizona, such advertising being to the mutual benefit of both Company and Licensee.

                                       IV

         WITH RESPECT TO: Page 15, Section XIII, paragraph 2,: IT IS FURTHER AGREED that such closing shall be at the Licensee's option, but the necessary repairs, maintenance, painting, and cleaning shall be promptly accomplished to the satisfaction of the Company on a regular and routine basis.

         IN WITNESS WHEREOF, the parties have caused the foregoing Amendment to be executed all as of the date first written above. DAIRY QUEEN OF SOUTHERN ARIZONA, INC. ATTEST: Franchisor

By: /s/ Joyce M. Skripkar                   By /s/ Mildred L. Hanigan
  -----------------------------               ---------------------------------
                                               Mildred L. Hanigan - President


                                            BOWLIN'S INCORPORATED
                                            136 Louisiana, NE
ATTEST:                                     Albuquerque, NM  87108



BY: /s/ D. B. Raybould                      BY: /s/ C. C. Bess, Exec. V. Pres.
  -----------------------------               ---------------------------------

                                   "MR. MISTY"

                           STORE SUBLICENSE AGREEMENT
         BETWEEN STATE OR DISTRICT OPERATOR AND STORE OPERATOR

         THIS AGREEMENT is executed in quadruplicate this 18TH day of November 1986, by and between DAIRY QUEEN OF SOUTHERN ARIZONA, INC. (hereinafter referred to as LICENSOR), and BOWLIN'S INCORPORATED, a New Mexico Corporation (hereinafter referred to as LICENSEE): WHEREAS, LICENSEE is the operator of the DAIRY QUEEN* store located at 17 Miles East of Benson on Interstate 10 at Johnson road (hereinafter referred to as LOCATION), under and by virtue of written authority granted by LICENSOR; and

         WHEREAS, LICENSOR has been licensed the exclusive right and license within its DAIRY QUEEN Franchise Territory to use and to sub-license the use of the following described trademarks, hereinafter referred to as TRADEMARKS:

                (a)    The words "MR.  MISTY" and "MR.  MISTY KISS," and
                (b) The fanciful caricature used in connection with "MR. MISTY" and "MR. MISTY KISS"; and

         WHEREAS, LICENSOR'S said right and license to use said TRADEMARKS is limited solely to DAIRY QUEEN stores owned or franchised by it, in connection with a particular and unique semi-frozen confection, of the nature generically of what is sometimes known in the trade as a slush drink and novelty confection, made in accordance with prescribed secret formulae, standards and specifications (hereinafter sometimes referred to as PRODUCT); and

         WHEREAS, the parties are desirous of providing for a sublicense of TRADEMARKS so that LICENSEE is authorized and entitled to use TRADEMARKS at LOCATION in a manner which is consistent and uniform with the use of TRADEMARKS at other DAIRY QUEEN stores throughout the country; and

         WHEREAS, the parties agree and acknowledge that TRADEMARKS are a valuable and subsisting property right, that PRODUCT is a unique and superior confection heretofore sold at retail only in DAIRY QUEEN stores, and that the provisions herein respecting the standards and specifications for PRODUCT and for the use of TRADEMARKS are reasonable and necessary to protect their respective rights, and the rights of those having superior and similar rights therein.

         NOW, THEREFORE, in consideration of the premises and of the mutual undertakings and obligations herein set forth, it is agreed:

         1. LICENSOR hereby licenses to LICENSEE the exclusive privilege to use TRADEMARKS, provided that such is limited solely to use at LOCATION in connection with PRODUCT and is subject to the provisions hereof.

         2. Nothing herein shall be understood to be a sale, assignment or grant to LICENSEE of any right, title or interest in and to TRADEMARKS.

         3. For this license, LICENSEE shall pay to LICENSOR, or to whoever is designated in writing by LICENSOR to receive payment in LICENSOR'S behalf, a service fee as specified in Exhibit 1 hereto. LICENSEE understands and agrees that the AMERICAN DAIRY QUEEN CORPORATION (from which LICENSOR has received its rights in and to TRADEMARKS) may buy and sell some or all of the ingredients, equipment, or containers used in the making of PRODUCT and in so doing may realize some profit.

(To be filled Out in Quadruplicate)     *Reg.  U.S. Pat.  Off., Am.  D. Q. Corp.

         4. LICENSEE admits and agrees not to contest the validity or ownership of TRADEMARKS or LICENSOR'S superior right to the use thereof during the duration of this agreement and for a period of two (2) years after the termination of this agreement.

         5. LICENSEE'S use of TRADEMARKS on PRODUCT enclosure and on advertising and promotional literature with respect thereto, will conform in every respect to samples which LICENSOR provides to LICENSEE or expressly approves in writing.

         6. LICENSEE acknowledges that it is of the utmost importance that PRODUCT sold at LOCATION under TRADEMARKS shall conform strictly to said prescribed standards and specifications emanating through, from or provided by LICENSOR for the quality, flavor, appearance and texture of PRODUCT, for the ingredients used in the production of PRODUCT, for the equipment necessary, including dispensing freezers, to make PRODUCT at LOCATION, and for the containers in which PRODUCT is sold, as determined from time to time. A copy of the current standards and specifications is attached and made a part hereof as
Exhibit 2. PRODUCT purchased by LICENSOR or its representatives from LICENSEE or from any store licensed hereunder during the normal course of business shall be considered as representative of PRODUCT sold by LICENSEE in determining
LICENSEE'S conformance with said standards and specifications. Failure on LICENSEE'S part to conform to said standards and specifications shall constitute a material breach of this agreement entitling LICENSOR to terminate the same upon giving thirty (30) days written notice. This paragraph, however, shall not be construed to mean that LICENSEE is required to purchase any of the ingredients, or equipment, or containers used in making and selling PRODUCT from LICENSOR or from sources designated by LICENSOR, if there is another source or sources available which can provide ingredients, or equipment, or containers -which satisfy LICENSOR'S standards and specifications. Said standards and specifications may include suggestions as to retail prices for PRODUCT sold at LOCATION, but, if so, such are no more than suggestions, are not binding or mandatory, and nothing herein or therein contained shall require or obligate LICENSEE or anyone licensed hereunder in any way to sell PRODUCT at any price other than that which the seller voluntarily determines.

         7. Each reproduction, publication and use of TRADEMARKS pursuant hereto shall bear the statutory notice of trademark registration adjacent thereto, as required or approved by LICENSOR.

         8. Any use which LICENSEE may make of TRADEMARKS shall inure to the benefit of LICENSOR.

         9. This license shall be in effect until terminated by mutual agreement of the parties, provided that LICENSOR shall have the right to terminate this license upon giving thirty (30) days prior written notice to LICENSEE if LICENSEE (a) fails to carry out any of the provisions of this agreement, or (b) ceases or refuses for any reason to continue to participate in the DAIRY QUEEN service programs of the AMERICAN DAIRY QUEEN CORPORATION or its affiliated companies. LICENSEE shall have the right to terminate this license and to cease using TRADEMARKS and PRODUCT effective at the end of any calendar year upon giving at least thirty (30) days prior written notice to LICENSOR.

         10. In the event that LICENSOR'S rights in and to TRADEMARKS and PRODUCT are terminated for any reason, whether by LICENSOR'S own action or otherwise, this agreement and LICENSEE'S rights hereunder shall automatically terminate.

         11. Upon the expiration or termination of this license for any reason, LICENSEE will promptly and completely cease and desist in the use of TRADEMARKS or of any similar trademark, as well as the secret formulation for the base of PRODUCT.

         12. LICENSEE admits and acknowledges that it enters into this agreement freely and voluntarily, understanding all the provisions hereof, and understanding further that it is not necessary for it to enter into this agreement in order to continue to enjoy any existing right and interest licensed to it by LICENSOR in connection with LOCATION.

         13. LICENSEE is fully and solely responsible for any and all claims made on account of injuries to persons or otherwise, arising from or as a result of the manufacture, use, or consumption of PRODUCT sold at LOCATION and shall hold LICENSOR completely harmless therefrom.

         14. The waiver of any breach hereof shall not be effective to waive any subsequent breach hereof.

         15. The authorization hereby granted to LICENSEE to use and sell TRADEMARKS and PRODUCT at LOCATION is limited as provided herein and does not include, by implication or otherwise, authorization to use or sell any other non-DAIRY QUEEN product or non-DAIRY QUEEN trademark not previously approved by LICENSOR.

         16. This agreement is to be governed by and interpreted in accordance with the laws of the State of Illinois, embodies the entire agreement and understanding of the parties relating to the subject matter hereof, and may be amended or modified only by an instrument executed by both parties. The making, execution and delivery hereof has been induced by no representation, statement, warranty, or agreement other than expressed herein.

         17. This agreement is binding on the successors and assigns of the parties, and LICENSEE shall not assign or lease this agreement or any of the rights granted hereunder without prior written consent of LICENSOR.

         IN WITNESS WHEREOF the parties hereto have caused their signature affixed the day, month and year first above written. ARIZONA, INC.

                                       DAIRY QUEEN OF SOUTHERN ARIZONA, INC.

                                        /s/ Mildred L. Hanigan
                                       -----------------------------------------
                                       LICENSOR  -Mildred L. Hanigan


                                       BOWLIN'S INCORPORATED, a New Mexico Corp.
                                       -----------------------------------------
                                       LICENSSEE



                                       BY: /s/ C. C. Bess, Exec. V. Pres.
                                       -----------------------------------------
                                       LICENSEE

                                                                               C
                             DESCRIPTION OF EXHIBITS
                          TO STORE SUBLICENSE AGREEMENT
                            BETWEEN STATE OR DISTRICT
                           OPERATOR AND STORE OPERATOR







Exhibit 1: Statement of amount of and method of computing service fee; to which should be added a designation by LICENSOR of who is authorized to collect service fees paid pursuant to the agreement.


                           (See attached Draft of Exhibit 1)


Exhibit 2: Copy of current standards and specifications for PRODUCT, including such for ingredients, processing, equipment, and containers.

                                                                               C
                                   EXHIBIT # 1



        LICENSEE shall pay a service fee on the Mr. Misty products with said service fee paid in the following manner. Mr. Misty sales shall be included with the reported gross sales figures each month and paid on the net sales at the royalty rate of 6-5-4% or flat 4%, depending on contract type.







         LICENSOR may from time to time in writing specify some other person or entity to whom or which said service fee shall be paid by LICENSEE.

                                                                               C
                                   EXHIBIT # 2

                        STANDARDS AND SPECIFICATIONS FOR
                              "MR. MISTY" PRODUCTS

The following standards and specifications are effective until further written notice from the American Dairy Queen Corporation. The "Mr. Misty" license agreements to which this exhibit pertains require strict compliance with the standards and specifications here set forth. Should any store operator have any question about the interpretation of the standards and specifications, he is requested to contact either American Dairy Queen Corporation or his regional franchise operator from whom he received his rights to use the "Mr. Misty" and "Mr. Misty Kiss" trademarks.

The sources for approved freezers and for approved base and concentrated flavors, which are recommended below, are the only sources of such which are known at this time and which when used as provided herein will produce "Mr. Misty" products meeting the required standards of quality, taste, appearance, temperature, texture, and consistency. If and when other sources of freezers, or of base and concentrated flavors become known to or are made known to American
Dairy Queen Corporation, these sources will be reviewed to ascertain if their product satisfies these standards and specifications. If so, these sources will be added to those approved below.

         I-FREEZER:

            Freezers approved for dispensing "Mr. b4isty" products are those manufactured for this purpose by the following manufacturers: H. C. Duke and Son, East Moline, Illinois, and Stoelting Bros. Manufacturing Company, Kiel, Wisconsin. The steps in maintaining, cleaning and operating the freezers of either of said manufacturers must be adhered to as stated in the manufacturer's instructions. The additional steps for the -operation of an approved freezer which are stated below must also be complied with.

         II-"MR.  MISTY" BASE INGREDIENT AND FLAVORED CONCENTRATES:

            The unflavored base ingredient to be used in making "Mr. Misty" products is made in accordance with the secret formulae and specifications of the owner of the "Mr. Misty" and "Mr. Misty Kiss" trademarks. Only the base ingredient so made may be used in making products sold under these trademarks. American Dairy Queen Corporation has arranged for the manufacture of such base ingredient, and the store operator will know he has the proper base ingredient if the label thereon indicates that it is approved by American Dairy Queen Corporation. The foregoing also applies to the flavored concentrates for use in making flavored "Mr. Misty" products. At this time, both the approved base ingredient and the approved flavored concentrates are available through American Dairy Queen Corporation. If and when the owner of the trademarks authorizes a different or additional source for either the base ingredient or the flavored concentrates, these standards and specifications will be-modified accordingly.

         III-"MR.  MISTY" PRODUCTS FORMULA AND SPECIFICATIONS:

             A.-LIQUID BASE:

                  1.     UNFLAVORED BASE INGREDIENT AND ADDITION OF FLAVORS UPON
                         SERVING:

                      (a)    To five (5) pounds of sugar,
                      (b) Add one (1) pint of approved unflavored base ingredient.
                      (c) Add sufficient water to make five (5) gallons of mix.
                      (d) Stir the resulting mix thoroughly and place into an approved dispensing freezer.
                      (e)    Add desired flavor upon serving as follows:

                         (i) Place the correct amount of the desired flavored concentrate in the bottom of the cup in the proportions indicated below, and

                         (ii) Fill  the  balance of the cup with the  unflavored
                              mix dispensed from the approved freezer.

                      (f) The proportions of the desired flavor concentrate to be added upon serving are:

                                         "MR. MISTY"                         "MR. MISTY KISS"

                         (i)    Four (4) oz. Cup: (sample size)        (i)  Quart Container:
                                1/2 pumpstroke (1/8 oz.)                    6 pumpstrokes (1 1/2 oz.)
                         (ii)   Nine (9) oz. Cup:                           Fill to 24 oz. Level with
                                1 pumpstrokes (1/4 oz.)                     unflavored mix.
                         (iii)  twelve (12) oz. Cup:
                                1 1/2 pumpstrokes (3/8 oz.)
                         (iv)   sixteen (16 oz. Cup:
                                2 pumpstrokes (1/2 oz.)

                     2.  PREFLAVORING  TO SERVE ONE FLAVOR DIRECT FROM DISPENSER
                         FREEZER:

                         "Mr. Misty" products may be preflavored in order to serve a single-flavored product directly from the freezer, at the option of the store operator, in accordance with the following: add twenty (20) ounces of approved flavored concentrate to five (5) gallons of unflavored mix made as specified above stir thoroughly, and place in an approved freezer.

IV-FREEZER OPERATION:

   Proper sanitation instructions for use in the dispensing freezer are available from the authorized freezer manufacturers; however, all freezers will be cleared and sanitized at least weekly. The operating temperature of the freezing compartment must be within one (1o) degree, more or less, of twenty-seven (27o) degrees at all times.

V-APPROVED CUPS AND CONTAINERS:

   "Mr. Misty" products may be served only in cups and containers which are imprinted with the Mr. Misty" trademarks in the format and style appearing on cups and containers approved or distributed by or obtained through American Dairy queen Corporation or an approved source. Samples of such format style will be furnished by American Dairy queen Corporation upon request.

VI-ADVERTISING AND DISPLAY MATERIALS:

   The approved format for signs, posters and other advertising materials to promote "Mr. Misty" products shall be as appear in signs, posters and advertising materials approved or distributed by or obtained through American Dairy Queen Corporation. Samples thereof will be provided upon request.

The above standards and specifications supersede any previously issued by the Dairy Queen national Development Company and American Dairy Queen Corporation.

                                          AMERICAN DAIRY QUEEN CORPORATION



                                          By:  Signature Illegible
                                            -----------------------------------
                                                  President

                             "FOOD SERVICE ADDENDUM"
                             -----------------------
               TO "DAIRY QUEEN" STORE OPERATING LICENSE AGREEMENT
               --------------------------------------------------

         Food Service Addendum entered into this 18th day of November, 1986 between DAIRY QUEEN OF SOUTHERN ARIZONA, INC. of the City of Douglas County of Cochise and State of Arizona, hereinafter referred to as "Licensor", and BOWLIN'S INC., a New Mexico Corp. of the City of Albuquerque County of Bernalillo and State of New Mexico hereinafter referred to as "Licensee":

         WHEREAS, Licensor is a licensee of American Dairy Queen Corporation (hereinafter referred to as "American") in certain areas of the right to license others to use a distinctive food service system (the "System") identified by the "Brazier" or other trademarks owned by American and listed on Appendix A,A1,A2 (hereinafter collectively referred to as "Trademarks"); and,

        WHEREAS, Licensor has been licensed by American to develop, promote and establish the System as an adjunct to the "Dairy Queen" business conducted within Licensor's Territory, and to license "Dairy Queen" sublicensees to use the System and one or more of the Trademarks designated periodically by American to identify the System and its various products; and,

        WHEREAS, Licensor and Licensee are parties to a certain "Dairy Queen" Franchise and/or License Agreement executed by Licensee and Licensor or its predecessor whereby Licensee is authorized to operate a "Dairy Queen" retail store (hereinafter referred to as "the Store") at the address set forth in Paragraph 2.1 of this Addendum; and,

        WHEREAS, Licensor and Licensee each desire that all products sold under the System or any of the Trademarks consistently conform to the quality standards of the System as well as the highest expectations of consumers;

        NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the parties hereby agree as follows:

1.       AMENDMENT.

                  1.1 Coordination of Agreements. This Amendment shall be attached to, made a part of and wholly merged into that certain "Dairy Queen" Franchise, License or 0perating Agreement dated the 18th day of November 1986, between the undersigned parties (the "Agreement"). The Agreement, supplemented by this Addendum, is to remain in full fore and effect and is to be deemed superseded by this Amendment only to the extent necessary to implement the terms hereof in connection

D.Q.S.A., INC.  Form Food Service
APPENDIX "B-2" - 28 March 1986
         with Licensee's use of the System for the "food service" aspect of his business, and in respect to the sales promotion program fees to also include the dairy product sales as outlined in Paragraph 6.3. The
         Agreement shall continue to govern the "dairy products" aspect of Licensee's business. As used herein, the term "dairy products" and references to Licensee's "Dairy Queen" business as conducted prior to execution of this Addendum refer to frozen or semi-frozen or other dairy or confectionery products and the "Dairy Queen" trademarks, now or hereafter created, whose use is licensed to Licensee by the Agreement. The term "food service" and references to the "System" defined herein and licensed hereunder refer to all other prepared or ready-to-eat foods, and the related "Dairy Queen", "Brazier" and other trademarks, including beverages, now or hereafter created, whose use is licensed to Licensee by this Addendum or that are registered for foods or restaurant services other than those defined above as "dairy products" and related marks. In all other cases and for all purposes the Agreement and this Addendum shall be construed and treated as a single instrument and, to the extent that they are not inconsistent therewith, all the terms and provisions hereinafter contained shall be defined and interpreted in conjunction with all of the terms and provisions of said Franchise and/ or License Agreement.

                  1.2 Preservation of Right. The license granted by this Addendum shall continue until terminated by either Licensee or Licensor in accordance with the provisions of this Amendment. Under no circumstances shall this Addendum remain in effect after any termination or expiration of the Agreement. Upon any termination or expiration of this Addendum, Licensee shall revert to no lesser nor greater status or rights than Licensee is entitled to under the Agreement as it existed immediately prior to the execution of this Addendum. Each party shall have the same rights and duties in respect to the "Dairy Queen" trademark as each had immediately prior to execution of this Addendum. Termination or expiration of the Agreement in accordance with its terms, however, shall automatically terminate this addendum without further notice or action of either party.

         2. LICENSE. Licensor hereby grants to Licensee, subject to all the terms, conditions and provisions hereof, the right and license to:

                  2.1 Store Identification. Use the Trademarks at or about the Store located at: 17 Miles East of Benson on Interstate 10 at Johnson Road on and in association with the advertising, promotion and sale of all uniform and approved food service products and services as Licensor periodically may authorize. See Appendix "A", "A-1" or "A-2" attached hereto.2.2 Trademark Usage. Use the Trademarks at the Store on and in association with the uniform equipment, supplies, containers and ingredients for the food service and other products approved periodically by Licensor, and to use one or more of the Trademarks designated periodically by American on signage used to identify the Store.

                  2.3 Business Method. Employ in the business of the Store the merchandising, sales promotion programs and business methods and techniques developed and approved by American and adopted and approved by Licensor.

                  2.4  Assistance.   Receive  the  assistance  and  services  of
         Licensor provided for in this Addendum.

         3. ACCEPTANCE OF LICENSE. Licensee hereby accepts the above license from Licensor subject to all the terms, provisions and conditions hereof and agrees to implement the System as Licensee's sole food service system and menu within ninety days of the date of this Addendum. Licensee further expressly acknowledges and agrees:

                  3.1 Trademark Ownership. American is the owner of all right, title and interest in and to the Trademarks together with the good will, associated with or attributable to the Trademarks, of the business with which said Trademarks have been and are used at and about Licensee's Store. Said trademarks are valuable property rights owned by American. Licensee shall not contest or challenge American's ownership or registration of the Trademarks.

                  3.2 Trademark Use. The Trademarks shall be used only on or with such products and services as may be approved or specified by Licensor and shall at all times be used only in a manner approved by Licensor.

                  3.3 Location of Use. Licensee's right to the use of the Trademarks is specifically limited to the site of the Store under the Agreement, and in connection with sales promotion programs approved by Licensor.

                  3.4 Other Marks. Licensee shall use no other trademarks, trade names or service marks in the food service business at the Store except those authorized periodically by Licensor except with the prior written consent of Licensor.


                  3.5 Changes in Marks. Licensee acknowledges that Licensor shall have the right and power in its sole discretion within the Territory to select, adopt, alter, amend or discontinue the use of one or more words, phrases, trademarks, trade names, service marks or the like, heretofore or hereafter in use in connection with the food service business hereby licensed to Licensee, from time to time as Licensor may deem expedient or as may be required by American; and Licensee further acknowledges that no such usage, terminology, or adoption, change or discontinuance thereof, shall in any manner or degree have any effect upon the remainder of this Addendum or upon Licnesee's original "Dairy Queen" franchise agreement. Any such new or altered word(s), trademarks, trade names or service marks or the like shall be deemed subsumed under the definition of the Trademarks hereinabove contained. Licensor engages that it will not make an unreasonable number of such changes, or make such changes at unreasonably close intervals.

                  3.6 Authorized Trademarks. Licensor shall keep Licensee informed by means of revisions to the attached Appendix A,A1,A2, which is hereby incorporated herein, as to the full list of currently authorized food service trademarks, trade names and service marks.
         Licensee shall, upon notice of any alteration therein, forthwith conform his operations to such enumeration as revised.

                  3.7 Business Identification. Licensee shall not use the Trademarks or any of them as a part of his corporate or business name and shall use in connection with his food service business only one or more of the Trademarks as may be designated periodically by American as the trade name on the store from which the said food service products and services are sold, but Licensee shall also display the "Dairy Queen" Trademark on said store.

                  3.8 Business Method. Licensee shall adopt and follow in good faith the systems, programs and methods prescribed for Licensee's food service operation pursuant to this Addendum.

                  3.9 Conflicts of Interest. Neither Licensee nor any person owning an interest directly or indirectly in Licensee shall directly or indirectly operate or permit to be operated or hold any interest (other than 1% or less of the outstanding stock or debt of any class of any public company) in any restaurant or fast-food business other than one authorized by this Amendment without the prior written consent of Licensor.

4. TRADEMARK STANDARDS AND REQUIREMENTS. Licensee agrees that nothing herein contained gives him any right, title or interest in the Trademarks except the right to use the same under the terms and conditions of this Addendum and that Licensee's use thereof inures to the benefit of American. American and Licensor have the right to distribute for their own account products identified by the Trademarks through other methods of distribution that may be established periodically.

                  4.1 Uniform Use of Marks. Licensee shall confine his use of the food service Trademarks to the sales promotion programs and sale of food service products and services which shall in quality, mode and conditions of manufacture and sale, comply with such reasonable standards as are established or approved from time to time by Licensor. In order to promote and protect the business interests of each of the parties, the value of the "Dairy Queen" business and the business interests of other persons engaged in such business, Licensee shall adhere to system standards of uniformity prescribed by Licensor in the type, standard and quality of stores, equipment, supplies and ingredients used therein, and the conditions of preparation and the procedures employed in the sale of said products and services. Licensor shall not make an unreasonable number of changes with respect to such matters.

                  4.2 Uniform Facilities. Licensee agrees that the food service business hereunder shall be conducted in accordance with Licensor's uniform requirements with respect to quality, production, appearance, cleanliness, service, merchandising and sales promotion standards. Licensee acknowledges and agrees that substantial uniformity in facilities, products, services and operations are essential to the conduct of a system such as the "Dairy Queen" system, and therefore further agrees to honor and implement recommendations of Licensor directed to enhancing and furthering such uniformity.

                  4.3 Equipment and Supplies. Licensee agrees to purchase and use in the operation of the food service portion of Licensee's Store, only equipment, supplies and ingredients which are approved by Licensor. Nothing herein shall be construed as an attempt to limit unreasonably the sources from which Licensee may procure equipment, supplies, and ingredients. Rather it is the intention of the parties that such items conform to Licensor's standards and specifications of consistent quality and uniformity. Nothing contained herein shall be deemed to require Licensor to approve an inordinate number of suppliers of a given item or service which in the reasonable judgment of Licensor would result in higher cost generally to Licensor's licensees or prevent effective and economical supervision of suppliers by Licensor. Requests for approval of additional suppliers shall be in writing and shall contain such information as Licensor may reasonably request. Licensor reserves the right to charge back to Licensee or the proposed supplier all reasonable expenses incurred in considering requests for approval.

                  4.4 Approved Adaptations. Complete and detailed uniformity under many varying conditions may not be possible or practical and
         Licensor reserves the right and privilege, at Licensor's sole discretion and as Licensor may deem in its best interests to vary standards for any other licensee based upon the peculiarities of a particular site or circumstance, density of population, business potential, population of trade area, existing business practices or any other condition which Licensor deems to be of importance to the successful operation of such licensee's business. Licensee shall not by entitled to any variation from specifications or standards prescribed hereunder by reason of any variation granted to any other person. Licensee acknowledges that he is aware that other licensees of Licensor or American operate under a number of different forms of agreement and that, consequently, the obligations and rights of the parties to such agreements may differ materially in certain instances from those provided herein. Licensee further agrees that any requirement, standard or specification prescribed hereunder is subject to reasonable periodic modification or recession by Licensor or American to adapt the System to changing conditions and competitive circumstances.

                  4.5 Litigation. In the event any person who is not a licensee of Licensor or American, uses or infringes upon the Trademarks, American shall control all litigation and shall be the sole judge as to whether or not suit shall be instituted, prosecuted or settled, the terms of settlement and whether or not any other action is taken. Licensee shall promptly inform Licensor of any litigation or threatened litigation by or against Licensee which arises out of the operation of Licensee's business or pertains to the Trademarks. Thereafter, Licensee shall keep Licensor informed of the status of any such litigation or threatened litigation and cooperate with any action reasonably undertaken by Licensor or American with respect thereto.

                  4.6 Notice of Potential Profit. American and Licensor hereby advise Licensee that American, Licensor and/or the affiliates of either of them may from time to time make available to Licensee goods, products and/or services for use in Licensee's Store on whose sale American, Licensor and/or such affiliates may make a profit. American and Licensor further advise Licensee that American, Licensor or the affiliates of either of them may from time to time receive consideration from suppliers and/or manufacturers in consideration of rights licensed or services rendered to such persons. Licensee agrees that American, Licensor and/or such affiliates shall be entitled to said profits and/or consideration.

         5. PRODUCT AND OPERATIONS STANDARDS. The following provisions shall control with respect to products and operations of Licensee's food service operations:

                  5.1 Authorized Product Line. Licensee's food service business at the Store shall be confined to the preparation and sale of only such products as Licensor periodically designates and approves. The Store shall not be used for any other business than the food service business licensed hereunder and Licensee's current "Dairy Queen" business, and Licensee shall not offer for sale therefrom any other product or service of any description without the written consent of Licensor. Specifically but without limiting the foregoing, alcoholic or intoxicating beverages shall not be sold or offered for sale or otherwise handled upon said premises. RE: Section 1, Paragraph 4 of page 1, Addendum 4A to the "Agree

                  5.2 Approved Menu. Attached hereto as Appendix B is the currently approved menu for Licensee's food service business. Licensor may from time to time make reasonable modifications to said approved menu provided said modifications are made in respect to all licensees which have this or a comparable agreement and are located in similar marketing areas. In addition, Licensee may from time to time request variation from the currently approved menu. Proposal for such variation shall be submitted in writing to Licensor for its approval and shall be in the form (if any) prescribed by Licensor. Said proposal shall contain sufficient information to permit Licensor to evaluate the proposal fairly and fully. Such variations shall only be made with the prior written consent of Licnesor.

                  5.3 Authorized Ingredients, Formulas, Supplies, Preparation. Licensee shall use in preparing food service products only such ingredients, formulas and supplies as specified by Licensor and in such portions, sizes, appearance and packaging as set forth in the most current "Store Management Operations Manual" and "Product Preparation Charts". Licensee acknowledges and agrees that these may be changed from time to time by Licensor and that Licensee is obligated to conform to the requirements as so changed from time to time. All other supplies, including containers, eating utensils, napkins and all other customer service materials and promotional items of all descriptions and types shall meet the reasonable standards of uniformity and quality as now or hereafter are approved by Licensor for the Territory. Licensee shall be furnished with current lists of approved equipment, supplies, ingredients, services and applicable standards of uniformity and quality.

                  5.4 Serving and Promotional Items. All sales promotion material, customer "good will" items, cartons, containers, wrappers and paper goods, eating and serving utensils, customer convenience items (including napkins, baby bibs, and disposable containers) used in the sales promotion, sale and distribution of all food service products shall, where practicable, contain one or more of the Trademarks authorized for use by Licensee as appropriate to the product in question, and indicate that it is produced and sold under the authority of American and shall be subject to approval by American before being used.

                  5.5 Health and Sanitation. Licensee's food service business shall be operated and maintained at all times in compliance with any and all applicable health and sanitary standards prescribed by Licensor and by governmental authority including any standards prescribed by Licensor that are more restrictive than those set by governmental authority. In addition to complying with such standards, if the Store shall be subject to any sanitary or health inspection by any governmental authorities under which it may be rated in one or more than one classification, it shall be maintained and operated so as to be rated in the highest available health and sanitary classification with respect to each governmental agency inspecting the same.

                  5.6 Inspection. Licensor, American or their authorized representative shall have the right to enter Licensee's Store at all reasonable times during the business day for the purpose of making periodic inspections to ascertain if all the provisions of this Addendum are being observed by Licensee and to inspect Licensee's Store, lands and equipment, and to test, sample and inspect his supplies, ingredients and products, as well as the storage, preparation and formulation thereof and the conditions of sanitation and cleanliness in the storage, production, handling and serving thereof.

         6. START SALES PROMOTION PROGRAMS AND FEES.

                  6.1 Sales Promotion Programs and Payment of Administrative Expenses. Licensee shall cooperate in sales promotion programs of approved food service products. To this end Licensor reserves the right to establish and organize sales promotion programs from time to time and Licensee agrees to pay to Licensor a sales promotion program fee as set forth in Paragraph 6.3 hereof. Licensee acknowledges and agrees that Licensor has had in the past, and shall have in the future, the discretion to determine expenditures of funds collected in respect to sales promotion programs and as to the timing and selection of the promotional materials and programs for which said expenditures are made, provided, however, that Licensor shall make a good faith effort to expend such funds in the general best interests of participating licensees. Licensor shall expend sales promotion funds as provided herein. Licensee acknowledges and agrees that Licensor may compensate itself and/or its affiliated companies for the expense of administering and promoting such food service sales promotion programs. Licensor shall advise Licensee annually of the receipts and expenditures of sales promotion programs and of Licensor's expense of administering and promoting said programs.

                  6.2 Approved Materials. Licensee shall use only such sales promotion program materials or other advertising materials as are furnished, approved or made available by or through Licensor and/or American. Said materials shall be used only in a manner prescribed by Licensor and/or American.

                  6.3 Sales Promotion Program Fee. Licensee shall pay to Licensor a sales promotion fee to be expended in accordance with the provisions of Paragraph 6.1. The sales promotion fee shall be a sum equal to not less than 3% nor more than 6% of Licensee's gross retail sales (net of sales taxes), including both dairy product and food service sales, from Licensee's Store. Licensor shall notify Licensee of the exact percentage by January of each year. (Except no notification will be given with respect to any year for which the percentage is to be unchanged from the preceding year). Such percentage shall be the same as that to be employed during such succeeding year by the majority of "Dairy Queen" licensees within the marketing area as determined by Licensor within which Licensee's Store is located. This sales promotion fee (and the license fee provided for in Paragraph 9.1) are in addition to, and not in lieu of, any fees (other than sales promotion or advertising fees) required to be paid pursuant to Licensee's above-referenced "Dairy Queen" franchise agreement; the sales promotion fee herein provided for shall supersede and replace any sales promotion or advertising fees required to be paid by Licensee to Licensor under any other such franchise or License agreement. RE: Section III of page 2, Addendum 4A to the "Agreement

                  6.4 Yellow Pages. Licensee shall, if requested by Licensor, list separately, or participate in a listing, in the Yellow Pages of his local telephone directory containing such copy as may reasonably be specified by Licensor. The cost of such listing shall be paid by Licensee, or by Licensee and other participating licensees in the case of a joint listing. Licensor shall not specify an unreasonably expensive listing.

         7. FACILITY STANDARDS. The following shall control with respect to Licensee's facilities at his Store:

                  7.1 Store Facility. Licensee agrees that the food service facilities shall be constructed and equipped in accordance with Licensor's currently approved specifications and standards for building, equipment, signage, fixtures, location and design and accessory features.

                  7.2 Future Alteration. Any replacement, reconstruction, addition or modification in building, interior or exterior decor or image, equipment or signage, to be made after consent is granted by Licensor for the initial plans, whether at the request of Licensee or of Licensor, shall be made in accordance with written specifications which have received the prior written consent of Licensor, which shall not be unreasonably withheld.

                  7.3 Maintenance. The building, equipment and signage employed in the conduct of Licensee's food service business shall be maintained in accordance with specific lists prepared by Licensor and based upon periodic inspections of the premises by Licensor's representatives. Within a period of ninety (90) days after the receipt of any particular maintenance list, Licensee shall effect the items of maintenance designated therein including the repair of defective items and/or the replacement of unrepairable or obsolete items of equipment and signage. Routine maintenance shall be conducted in accordance with general schedules published by Licensor or American and made available to Licensee.

                  7.4 Relocation. Should it become necessary, on account of condemnation, sale or other cause, including expiration or cancellation of lease, to relocate the entire Store, Licensor shall grant Licensee authority to do so at a site, acceptable to Licensor, that is within a radius of 1,000 meters of the Authorized Location, is reasonably suited for a "Dairy Queen" retail store, does not infringe on rights of another licensee, is reasonably distant from other "Dairy Queen" retail stores, and provided that the new retail store is constructed, equipped and fully ready to be opened for business within one year after discontinuing operation of a "Dairy Queen" Store at the Authorized Location, all in accordance with the current standards of American and Licensor at that time. If the need to relocate the Store is attributable to the voluntary act or omission of Licensee, Licensee's right to relocate the Store as provided herein shall be void and Licensee's interest in this Agreement shall be abandoned unless Licensee shall have given Licensor notice of his intent to relocate not less than sixty (60) days prior to closing the Store, shall have procured a site acceptable to Licensor within 60 days after closing the prior Store, and shall have opened the new retail Store for business within 180 days of such closure.


                  7.5 Modernization and Refurbishment Upon Transfer. Each and every transfer of any interest in this Agreement or business conducted hereunder is expressly conditioned upon Licensee promptly effecting such items of modernization, refurbishing and/or replacement of building, equipment, fixtures and signage as may be reasonably necessary to permit the same to conform to the standards then prescribed by American for similarly situated new "Dairy Queen" store operations. Licensee acknowledges and agrees that the requirements of this Paragraph are both reasonable and necessary to insure continued public acceptance and patronage of the "Dairy Queen" system, and to avoid deterioration or obsolescence in connection with the operation of the business.

         8. PERSONNEL AND SUPERVISION STANDARDS. The following shall control with respect to personnel, training and supervision:

                  8.1 Training. Licensee shall, at Licensee's expense, attend and complete American's training program, at Minneapolis, Minnesota, (or at another location designated by Licensor) prior to opening of Licensee's food service operations. If Licensee operates the Store principally through a hired manager, Licensee shall, at Licensee's expense, also cause such person to attend and complete American's or Licensor's training program. Under no circumstances shall Licensee permit management of the Store's operations on a regular basis by a person who has not successfully completed American's or Licensor's training program.

                  8.2 Staffing. Licensee shall hire and supervise efficient, competent, sober and courteous persons as his employees for the operation of his food service business and set and pay their wages, commissions and incentives with no liability therefor on American or Licensor. Licensee shall require all his employees to work in clean uniforms approved by Licensor but furnished at the cost of Licensee or his employees as Licensee may determine. No employee of Licensee shall be deemed to be an employee of Licensor or American for any purpose(s) whatsoever.

                  8.3 Internal Training Program. Licensor shall provide or make available to Licensee an in-store training program for all store employees. Licensee shall train and periodically re-train all store employees using the training aids made available by Licensor. American periodically will revise such training materials and aids and it or Licensor will make the same available for purchase by Licensee.

                  8.4 Attendance at Meetings. Licensee, or Licensee's manager, at Licensee's expense, shall attend at least one national, regional or approved local marketing area meeting each year which American originates for and on behalf of "Dairy Queen" operators to set forth new methods and programs in store operation, training, management, sales and sales promotion programs. Licensor further strongly recommends that key employees of Licensee also attend such meetings.

         9. FEES, REPORTING AND FINANCIAL MANAGEMENT.

                  9.1 Continuing Franchise License Fee. During the full term of this Operating Agreement, and in consideration of the rights licensed hereunder, Licensee shall pay to Licensor as license fee in respect to the rights licenses herein a sum equal to: 4 (four) % of gross retail sales, exclusive of retail sales taxes, of all products, goods and wares of every kind and nature sold from, or in connection with the food service portion of, Licensee's "Dairy Queen" Store, including, but without limiting the generality of the foregoing, sales of all products under any of the Trademarks as well as sales of other food service merchandise whether or not identified by other brand names.

                  9.2 Computations and Remittances. All amounts due and owing hereunder shall be computed at the end of each month's operation and remittance for the same shall be made to Licensor on or before the tenth day of the following month accompanied by the reports provided for in Paragraph 9.4 hereof. The computation of said amounts shall be certified by Licensee in the manner and form specified by Licensor and Licensee shall supply to Licensor such supporting or supplementary materials as Licensor may reasonably require to verify the accuracy of such remittances.

                  9.3 Surcharge Method of Pre-collection. At Licensor's option, Licensor may require Licensee to pay to suppliers of food service products and ingredients a surcharge on all units of such commodities purchased by Licensee. Said surcharge shall be established by Licensor at a reasonable rate so as to approximate the amount of license fee and sales promotion fee which will be payable by Licensee. Said surcharge shall be paid to said supplier or suppliers for the account of Licensor, and be regarded by the parties as a method of pre-collection of said license and sales promotion fees. The amounts so collected shall be credited by Licensor against the license and sales promotion fees due from Licensee to Licensor at the end of each month's operations. Licensor shall submit to Licensee on Licensor's choice of a monthly or quarterly basis a reconciliation of Licensee's license and sales promotion fees account setting forth the credit to Licensee's account from amounts collected for Licensor by suppliers by way of the aforesaid surcharge method. Should Licensee fail to submit reports in accordance with Paragraph 9.4, Licensor may make said reconciliation of amounts due in conformance with its best judgment as to amounts due and Licensor's reconciliation shall be conclusive as to the amounts due Licensor from Licensee unless within a period of ten (10) days after mailing of said reconciliation to Licensee by Licensor, Licensee provides evidence in a form satisfactory to Licensor of the correct amounts due. Licensee shall pay such amounts, if any, determined to be owed pursuant to Licensor's reconciliation within ten (10) days after a mailing of notice to Licensee by Licensor. If Licensor determines that Licensee has over-paid license or sales promotion fees on the surcharge basis, Licensor shall remit to Licensee an amount equal to the excess fees collected at the time the monthly or quarterly reconciliation is provided Licensee.

                  9.4 Records and Reports. Licensee shall keep true records from which all sums payable under this Agreement and the dates of accrual thereof may be readily determined including but not limited to a monthly statement or profit and loss; an annual balance sheet, statement of profit and loss and statement of changes in financial position; records of purchases, special sales and promotions, check registers, sales tax returns, daily cash register tapes or similar records showing all sales and such other related information as Licensor may reasonably specify. Licensee shall make written reports to Licensor in such form as Licensor periodically may reasonably prescribe, within ten (10) days after the end of each month's operation setting forth such information and data as may by reasonably necessary to determine the sums payable to Licensor by Licensee during said month. In addition to the foregoing and in addition to such other information as Licensor may from time to time reasonably require, said monthly report shall accurately set forth the gross retail sales of the Store as well as the total of number of gallons of mix, the total number of pounds of meat, and the quantity of other basic commodities used by the Store during said month and the sources where said mix, meat and other commodities were purchased. For the purpose of said reports, the date of use of such mix, meat and other commodities shall be deemed to be the date of receipt at the Store.

                  9.5 Inspection and Audit. Licensee shall keep all books and records relating to the Store at a location where they shall be readily accessible to Licensor and American. Licensor, American or the authorized representative of either shall have the right at all times during the business day to enter the premises where Licensee's books and records relative to the Store are kept, and to inspect, copy and audit such books and records. In the event that any such inspection or audit reveals an understatement of Licensee's gross sales, continuing license fees or sales promotion fee of 2-1/2% or more, or a variance of 5% or more from other data reported to Licensor in respect to any other material item, in addition to any other rights it may have, Licensor or American may conduct such further periodic audits and/or inspections of Licensee's books and records as it reasonably deems necessary for up to two years thereafter and such further audits and/or inspections shall be at licensee's sole expense, including professional fees, travel and living expenses directly related thereto.

                  9.6 Financial Responsibility and Insurance. Licensee hereby waives all claims against Licensor and American for damages to property or injuries to persons arising out of the operation of Licensee's business and Licensee shall indemnify and save Licensor and American harmless of and from any damage or injury to property or persons arising from or growing out of the operations of Licensee's business. Licensee further agrees to purchase and maintain in full force and effect, at Licensee's expense, public liability insurance in an amount not less than $500,000 or such greater amount as Licensor periodically may reasonably specify taking into account inflation, risk levels or other factors deemed important by Licensor, insuring both parties hereto, and American, by name, from liability for any and all such damage or injury and waiving the insurer's rights or subrogation against Licensor and American. Licensee agrees to deliver to Licensor periodically a certificate evidencing the existence of such insurance coverage and which provides that Licensor will be given not less than thirty (30) days written notice of material change of or termination or cancellation of the policy.

                  9.7 Offsets. Licensee waives any and all existing and future claims and offsets against any amounts due hereunder, which amounts shall be paid when due. Licensor and American shall be entitled to apply or cause to be applied against amounts due to either of them or any of their respective affiliated companies any amounts which may from time to time be held by either of them or their respective affiliates on Licensee's behalf or be owed to Licensee by Licensor or American or their respective affiliates. All amounts owed by Licensee to Licensor hereunder shall bear interest from their due date(s) until paid at the lesser of 18% per annum or the maximum contract rate of interest permitted by the law of the state of the Authorized Location of Licensee's Store.

         10. RESOLUTION OF DISPUTES; TERMINATION. Except as qualified below, in the event of any dispute between the parties hereto arising under, out of, in connection with or in relation to this Agreement, said dispute shall be settled in a court of law. However, at the agreement of both parties, said dispute shall be submitted by the parties to binding arbitration in accordance with the Rules and Procedures and under the auspices of the American Arbitration Association. The arbitration shall take place at the capital of the state of the Authorized Location of Licensee or at such other place as may be mutually agreeable to the parties. The decision of the arbitrators shall be final and binding on all parties. Notwithstanding the foregoing, Licensee recognizes that his Store is one of a large number of stores similarly situated and selling to the public similar products, and hence the failure on the part of a single licensee or sublicensee to comply with the terms of his Agreement could cause irreparable damage to Licensor, American and/or to some or all other "Dairy Queen" licensees. Therefore, it is mutually agreed that in the event of a breach or threatened breach of any of the terms of this Addendum by Licensee, Licensor shall forthwith be entitled to an injunction restraining such breach and/or to a decree of specific performance without having to show or prove any actual damage, together with recovery of reasonable attorney's fees and other costs incurred in obtaining said equitable relief, until such time as a final and binding determination is made by the arbitrators and/or the court of law. The foregoing equitable remedy shall be in addition to, and not in lieu of, all other remedies or rights which Licensor might otherwise have by virtue of any breach of this Agreement by Licensee. Licensor also reserves the right to commence a civil action against Licensee or take other appropriate action to collect sums of money due to Licensor, and to compel Licensee to compile and submit required reports to Licensor or to permit inspections or audits authorized by this Addendum. The prevailing party in any action or proceeding hereunder shall be entitled to recover its reasonable attorney's fees and costs therein.

                  10.1 Breach of Contract. Licensee shall be in default hereunder if he does any act that manifests his intent to abandon the license granted herein, or if Licensor reasonably determines that Licensee has breached any of the terms of this Addendum, which without limiting the generality of the foregoing shall include making any false report to Licensor; failure to pay when due any amounts required to be paid to Licensor or American or the affiliates of either whether pursuant to this Addendum or to any third party as required by this Addendum; conviction of Licensee of any felony or misdemeanor which brings or tends to bring the Trademarks or the "Dairy Queen" system into disrepute or impairs or tends to impair the goodwill of the Trademarks, failure to abide by "Dairy Queen" system standards and requirements in connection with the operation of Licensee's business or failure to meet any requirements or specifications established with respect to product quality, physical property, conditions or equipment or materials used, products manufactured, menu or use of approved products, packages or promotional materials. Failure of Licensee to pay to Licensor any past due amount owed within seven (7) days of Licensor's written notice of default therein shall be construed as Licensee's voluntary abandonment of this Addendum and the food service business operated hereunder.
                                      -13-

                  10.2 Termination by Licensor. Except as hereinafter provided, failure of Licensee to cure a default by Licensee hereunder within seven (7) days from the date of a written notice of default mailed or delivered to Licensee, which notice states such default, shall give Licensor good cause to terminate this Addendum. Termination shall be accomplished by mailing or delivering to Licensee written notice of termination, which notice shall state the grounds therefore and shall be effective (i) immediately in any case of voluntary abandonment of this Addendum by Licensee or conviction of Licensee of an offense directly related to the business conducted hereunder; or (ii) sixty
         (60) days after the date of such notice of termination in all other cases; provided, however, that notwithstanding any other provision of this Paragraph 10, this Addendum may be terminated immediately upon failure of Licensee to cure within twenty-four (24) hours of notice thereof any default under this Addendum which materially impairs the good will associated with any of the Trademarks. In addition to the foregoing, this Addendum may be terminated by Licensor upon any ground or by any shorter period of notice (but not less than seven days except as provided above) as may be expressly permitted from time to time by applicable law or regulation. The provisions of any applicable law or regulation prescribing permissible grounds, or minimum periods of notice, for termination of this franchise shall supersede any provision of this Addendum that is less favorable to Licensee than such law or regulation. This Addendum shall terminate automatically without notice or any act by any party upon any termination or expiration of Licensee's "Dairy Queen" franchise agreement referred to in Paragraph 1.1.

                  10.3 Loss of Lease; Failure to Reopen. Subject to the provisions of Paragraph 7.4 hereof, any termination of the land or building lease for Licensee's Store, or any failure to rebuild or repair and reopen for operation Licensee's destroyed or damaged store within one year of the date of occurrence of such destruction or damage, shall be construed as Licensee's voluntary abandonment of this franchise and Addendum.

         11. TERMINATION CONSEQUENCES. Upon termination of this Addendum:

                  11.1 Reversion of Rights. All rights, title and interest of Licensee in and to @his Addendum shall become the property of Licensor.

                  11.2 Discontinuation of Use of Marks. All of Licensee's rights to the use of the Trademarks and the right and license to conduct the franchised food service business shall revert to Licensor and Licensee shall immediately cease all use of all such Trademarks and pay all monies due at said date. Licensee shall promptly and at his own expense remove or obliterate all store signage and displays furnished to Licensee by Licensor and shall remove or obliterate any signage or displays at Licensee's Store or in his possession bearing any of said Trademarks or names or material confusingly similar to any of said Trademarks.

                  11.3  Termination  by Licensee.  Refer to "Dairy  Queen" Store
         Operating  License  Agreement,   page  20,  Section  XXVI  Termination,
         paragraph 2 Termination by Licensee.

         12. MISCELLANEOUS.

                  12.1 Severability. In the event at any future time one or more clauses of this Addendum shall be held to be void or unenforceable for any reason by any court of competent jurisdiction, such clause or clauses shall be deemed to be separable and the remainder of this Addendum shall be deemed to be valid and in full force and effect and the terms of this Addendum shall be equitably adjusted so as to compensate the appropriate party for any consideration lost because of the elimination of such clause or clauses.

                  12.2 Waivers. Any waiver by Licensor of any breach by Licensee shall not be deemed to be a waiver of any other or subsequent breach nor an estoppel to enforce its rights in respect of any other or subsequent breach.

                  12.3 Joint Liability; Pronoun References. If Licensee consists of two or more individuals, such individuals shall be jointly and severally liable and references to Licensee in this Addendum shall include all such individuals. Reference to Licensee as male shall also include a female licensee, partnership or corporation or any other business entity as relevant in the context.

                  12.4 Conformance with Law. This Addendum shall be deemed to be amended from time to time as may be necessary to bring any of its provisions into conformity with valid applicable laws or regulations.

                  12.5 Transfer Prohibited. This Addendum is not assignable or transferable in whole or in part to any party except in connection with a transfer or assignment of the "Dairy Queen" franchise referred to in Paragraph 1.1 to which Licensor has given its prior written consent. Regarding transfer fee as set forth in the "Agreement", gross sales amounts shall include all gross sales of "Dairy Queen" Soft Serve Products and Brazier Food line, in computing transfer fee.

                  12.6 Entire Agreement. Subject to the exceptions set forth in this Addendum, this Addendum constitutes the sole agreement between the parties with respect to its subject and embodies all prior agreements and negotiations with respect to the System. There are no representations of any kind except as contained herein. Paragraph captions are for ease of reference and do not alter or limit the provisions of this Addendum.

                  12.7 Relationship. Licensee is an independent contractor and is not in any manner the agent, partner or employee of Licensor nor has Licensor any interest in, or power over, the business of Licensee, except to the limited extent expressly set forth in this Agreement.

                  12.8 Parties Bound. This Agreement shall be binding upon, and inure solely to the benefit of, the administrators, executors, heirs, successors and assigns of the parties. No person who is not a named party to this Agreement is, or is intended to be, a beneficiary hereof.

         IN WITNESS WHEREOF, the parties hereto have executed the foregoing Addendum the date first above written.

ATTEST:                                LICENSOR:

                                       DAIRY QUEEN OF ARIZONA, INC.
                                       ----------------------------


/s/ Joyce M. Skripkan                  By   /s/ Mildred L. Hanigan
------------------------                 ---------------------------------------
                                            Mildred L. Hanigan, President

WITNESS:                               LICENSEE:

/s/ David B. Raybould                  BOWLIN'S INCORPORATED, a New Mexico Corp.
------------------------               -----------------------------------------

/s/ Tom Harrigan                       By:  /s/ C. C. Bess, Exec. V. Pres.
------------------------               -----------------------------------------


------------------------
                                       ACCEPTED:

                                       AMERICAN DAIRY QUEEN CORPORATION


                                       By  /s/ Herman E. Nelson
                                         ---------------------------------------

                                                Its  V.P.
                                                   -----------------------------
D.Q.S.A., INC.  Form Food Service
Appendix "B-2"    28 March 1986

                          ADDENDUM TO LICENSE AGREEMENT
                          -----------------------------



IT IS AGREED BY THE PARTIES THAT THIS ADDENDUM DATED THE 18th DAY OF November , 1986 , SHALL BECOME A PART OF THE ATTACHED LICENSE AGREEMENT.


THE FRANCHISEE ACKNOWLEDGES THAT HE HAS HAD AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE EXECUTION BY THE PROSPECTIVE FRANCHISEE OF ANY BINDING FRANCHISE OR OTHER AGREEMENT, OR AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE PAYMENT OF ANY CONSIDERATION BY THE FRANCHISEE, WHICHEVER OCCURS FIRST, A COPY OF THE OFFERING CIRCULAR, TOGETHER WITH A COPY OF THE LICENSE AGREEMENT RELATING TO THE FRANCHISE.
ATTEST

                                       DAIRY QUEEN OF SOUTHERN ARIZONA, INC.
ATTEST:                                Franchisor


/s/ Joyce M. Skripkan                  By  /s/ Mildred L. Hanigan
---------------------------              --------------------------------------
                                          President - Mildred L. Hanigan

WITNESS:

/s/ D. B. Raybould                     BOWLIN'S INCORPORATED, a New Mexico Corp.
---------------------------            -----------------------------------------
                                       Licensee and Franchisee

/s/ Tom Hanigan                         By:  /s/ C. C. Bess, Exec. V. Pres.
---------------------------             ----------------------------------------
                                                 Licensee and Franchisee


---------------------------             ----------------------------------------
                                                 Licensee and Franchisee

                                  APPENDIX "A"



Licensee has the right to use the following trademarks and service marks in accordance with the attached Operating Agreement.

This Appendix "A" may be amended by Company from time to time in order to make available additional trademarks or service marks or to delete those which become unavailable. Licensee agrees to use only those trademarks and service marks which are then currently authorized.

  DAIRY QUEEN(TM)                      DQ'(TM)

  BRAZIER(TM)                          THE ELLIPSE DESIGN(TM)

  MR. MISTY(TM)                        BROWNIE DELIGHT(TM)

  MR. MISTY KISS(TM)                   THE CONE WITH THE CURL ON TOP(TM)

  LET'S ALL GO TO THE DAIRY QUEEN(TM)  DESIGN: THE CONE WITH THE CURL ON TOP(TM)

  FIESTA(TM)                           QUEEN'S CHOICE AND DESIGN(TM)

  FULL MEAL DEAL(TM)                   DOUBLE DELIGHT(TM)

  CHILI DOG SPLIT(TM)                  STARKISS(TM)

  PEANUT BUSTER' PARFAIT(TM)           BIG "O"(TM)

  FUDGE NUT BAR(TM)                    IT'S A REAL TREAT'(TM)

  BANANA SUPREME(TM)                   DQ CHIPPER SANDWICH(TM)

  WE TREAT YOU RIGHT(TM)               BLIZZARD(TM)

  MORE BURGER THAN BUN(TM)             CHOCOLATE PEANUT BUTTER CRUNCH(TM)

  SUPER DOG TV(TM)                     MR. MALTIE(TM)

  ROYAL BANANA SPLIT(TM)               CHOCOLATE CHIP COOKIE SANDWICH(TM)

  SNAK DEAL(TM)                        CHOCOLATE MOUNTAIN SUNDAY(TM)

  BUSTER BAR(TM)                       BIG CONE AND DESIGN(TM)

  DILLY' BAR(TM)                       DQWICH(TM)

  DILLYWICH


Each of the above trademarks and/or service marks must be used only in the manner specified by the Company and in connection with the goods and/or services specified by the Company. No deviations will be permitted.



1/22/86

Reg.  U.S. Pat.  Office Am D.O. Corp., "Trademark, Am. D.Q. Corp.

DATE: 11/18/86         INITIALS: M.L.H.                        C.C.B.
    ----------------            -------------------          -------------------
                                     (Licensor)                    (Licensee)

                                            Date: 11/18/86   Initials:
                                                ------------         ---------
                                                                     (Licensee)
APPENDIX "B"
Dairy Queen /Brazier

(Please attach to copy of current operating agreement)
                                                                      (Licensee)

Below is listed the approved menu of Company for Dairy Queen", /Brazier' stores which is in current use and effect. Licensee is authorized to use this menu in accordance with the attached Operating Agreement.

This Appendix "B" may be amended by Company from time to time in order to make available additional products or to delete those which become unavailable. Licensee agrees to use only those products which are then currently authorized for use in Dairy Queen/Brazier stores.

Licensee shall use in preparing products only such ingredients, formulas and supplies as are specified by Company and in such portions, sizes. appearance and package as set forth in Company's most current "Store Management Operations Manual" and "Product Preparation Charts."

National Required                   National Required                            National Required
Brazier Food Items                  Dairy Queen, Soft Serve Items                Beverage Items
------------------                  -----------------------------                --------------
Homestyle Hamburgers:               Cones                                        A minimum of three carbonated
  Single                            Dipped Cones                                   soft drinks**
  Double                            Sundaes                                      Mr. Misty(R)*
  Triple                            Shakes/Malts
    w/Lettuce and Tomato            Float                                        National Optional
    w/Cheese                        Mr. Misty(R) Float*                          Beverage Items
                                    Freeze                                       --------------
Hot Dog                             Mr. Misty(R) Freeze*                         Soft Drinks (32 oz.)
  w/Chili                           Banana Split                                 Milk
  w/Cheese                          Peanut Buster(R) Parfait                     Coffee
Fish Fillet Sandwich                Double Delight(TM)                           Hot Chocolate
  w/Cheese                          Home Pak:                                    Iced Tea
Chicken Breast Fillet Sandwich        Pint                                       Lemonade
  w/Cheese                            Quart                                      Diet Soft Drinks**
French Fries                          Half Gallon
  Large                             Novelties:
  Small                               Dilly(R) Bar
Onion Rings                           Buster Bar(R) and/or Fudge Nut Bar(TM)
                                      DQ(R) Sandwich and/or Dillywich(R)
National Optional                     Mr. Misty Kiss(R) * and/or Starkiss(R)
Brazier(R) Food Items
---------------------
Super Dog(TM)
  w/Chili                           National Optional
  w/Cheese                          Dairy Queen  Soft Serve Items
Chili Dog Split(R)                  ------------------------------
Quarter Pound Hot Dog:              Hot Fudge Brownie Delight(R)
  w/Chili                           Strawberry Shortcake
  w/Cheese                          Banana Supreme(R)
Polish Sausage                      Shake'N Sundae
Barbecue Sandwich                   Parfait
Chili Bowl                          Soda
Nachos                              Sundae 11 oz.
Chopped Pork Loin Fritter           DQ Chipper Sandwich(R) or
Chicken Nuggets                     DQ Chocolate Chip Cooke Sandwich(R)
Beef Nuggets                        DQ Push
Fried Mushrooms                     Blizzard(R)***
Turnover                            Low-Fat Soft Frozen Yogurt***
Biscuit Breakfast***                Dairy Queen(R) Frozen Cakes***
Traditional Breakfast***            Queen's Choice(R) Premium Hard
Salad Bar***                        Ice Cream***


*        Mr.  Misty, contract stores only.

** All carbonated drinks must be of high quality in national distribution and made by a primary manufacturer.

*** These items are Optional menu additions to be sold only by Dairy Queen or Dairy Queen/Brazier store operators who have been certified to do so by American Dairy Queen Corporation or a Territory Operator for store franchise owners franchised directly by them in their respective areas.
         The product weights/portions for these items are specified in the respective product preparation procedures from ADQC.

1/22/86 Note: The Dairy Queen soft serve and Brazier food and beverage items listed on the National Optional menu, shown above, may be sold by Licensee it Licensee desires to do so, but are not required to be sold.

  Reg.  U.S. Pat.  Off., Am.  D.O. Corp.

                         "QUEEN'S CHOICE" HARD ICE CREAM

                                PRODUCT ADDENDUM

LICENSEE: BOWLIN'S INCORPORATED                           DATE: 18 November 1986
        --------------------------------------------------     -----------------
STORE ADDRESS: 17 Miles East of Benson, Arizona on Interstate 10
             -------------------------------------------------------------------
               at Johnson Road.
             -------------------------------------------------------------------

         DAIRY QUEEN OF SOUTHERN ARIZONA, INC. (DQSA) has been authorized by AMERICAN DAIRY QUEEN CORPORATION (ADQ) to use the "Dairy Queen" hard ice cream products identified by the brand name and trademark "Queen's Choice" and/or such. other brand name(s) or trademarks) as may be authorized periodically by ADQ.

         You, the undersigned Licensee(s) have read and do understand and agree to all the criteria outlined by DQSA necessary in implementing the hard ice cream program "Queen's Choice,, into your present Dairy Queen Store. Now, therefore,

         You, as a Licensee of DQSA, are authorized to use only ADQ approved products, equipment, and packaging for the hard ice cream program. This is an addendum to your existing "Dairy Queen" License Agreement specified below and the sale of the hard ice cream products shall in all respects be subject to the terms and conditions of that Agreement except as modified herein.

         The undersigned hereby agrees that it will truthfully represent the nature and quality of the hard ice cream products to the consumer and will take all affirmative action necessary to comply with all federal, state, and local laws, ordinances, and regulations relating to the labeling, advertising, and sales of hard ice cream products.

         DQSA hereby notifies Licensee that the "Queen's Choice" hard ice cream program is License Fee bearing to DQSA, and shall be the sum Of 4% of total gross sales, exclusive of sales tax, of the "Queen's Choice" hard ice cream product. The method of collection of said License Fee shall be exactly as on the soft-serve DAIRY QUEEN in the original License Agreement that is attached to and made a part of and mentioned below.

         In the matter of Advertising relating to "Queen's Choice" hard ice cream, if and when "Queen's Choice" hard ice cream shall be declared a regular system menu item by ADQ (cease being classified a "test" product item and declared a full fledged regular system-wide Dairy Queen food product, optional or otherwise), then and at that time the advertising of said item shall be handled in somewhat the same manner as current Dairy Queen License Agreement Stores are handling the advertising of their other Dairy Queen products, to wit:

         Licensee shall pay to DQSA are not less than 3% nor more than 5% of such sales, excluding sales taxes, toward the promotion and advertising of said product. Licensee further agrees to participate and cooperate in the said advertising and promotion of said product. To this end DQSA reserves the right in its sole discretion to establish and organize advertising and promotional programs to be conducted during the year and shall further notify Licensee of advertising fee to be paid by him during such period. Payment of such advertising fee shall be made to DQSA on or before the 3rd day of each calendar month with respect to said gross sales during the previous calendar month. It is further understood and agreed upon that the 3 (three) year Supplemental "Queen's Choice" ADI Sale, Promotion Pledge will stay in effect and is a required pledge for all Dairy Queen Stores regardless of when they begin with the Hard Ice Cream Program. R.E: Section III, page 2 Addendum 4A to the 'Agreement". DAIRY QUEEN OF SOUTHERN ARIZONA, INC.


By  /s/ Mildred L. Hanigan                   BOWLIN'S INCORPORATED
  --------------------------------           -----------------------------
   President - Mildred L. Hanigan            Licensee


                                             BY: /s/  C. C. Bess, Exec. V. Pres.
                                               ---------------------------
                                             Licensee

                                  SUPPLEMENTAL

                                "Queen's Choice"

                           ADI Sales Promotion Pledge

LICENSEE:  BOWLIN'S INCORPORATED                          DATE: 18 November 1986
        -------------------------------------------------     ------------------

STORE ADDRESS:   17 Miles East of Benson, Arizona, on
               ---------------------------------------
               Interstate 10 at Johnson Road
               -----------------------------

STORE NUMBER:                                             ADI #     0212
            ---------------------------------------------      -----------------

PLEDGE EFFECTIVE DATES: November            1986     to    November        1989
                      -------------------------------  -------------------------
                        Month               Year            Month           Year

         12         months fully or partially open during fiscal year.
------------------

The undersigned understands that the preliminary introduction of the new optional "Queen's Choice" Hard Ice Cream Program is intended to be completed over a period of two or more years to provide appropriate lead time for bringing manufacturing on line, developing initial customer acceptance, and providing a solid base of support for a system-w4-de introduction of the program. As a demonstration to American Dairy Queen Corporation ("ADQ") and Dairy Queen of Southern Arizona, Inc. ("DQSA") of the high level of initial advertising supporter the "Queen's Choice" Hard Ice Cream Program which the undersigned is prepared to make, and as an inducement to ADQ and DQSA to establish and collect similar pledges for the Supplemental "Queen's Choice" ADI Sales Promotion Program from other stores in the undersigned's ADI, and as an inducement to other licensees within the ADI to pledge support for said program, the undersigned represents that he has familiarized himself with DQSA Bulletin 41984-5 dated August 2, 1984, describing the "Queen's Choice" Hard Ice Cream Program, that he will participate in the program upon introduction in his ADI in accordance with said DOSA Bulletin, and the undersigned pledges, effective the date of introduction of the program in his ADI, to participate in a special advertising program to support the "Queen's Choice" product introduction for a period of the remaining portion of DQSA's fiscal year ending December 31, during which the program becomes effective in the undersigned's ADI and for the three succeeding fiscal years. The undersigned recognizes that "Queen's Choice" Hard Ice Cream is a new and optional product line which may not receive sufficient customer acceptance to be continued by ADQ and DQSA as an approved optional. product line, and that ADQ and DQSA reserve the right to discontinue the "Queen's Choice" Hard Ice Cream Program on sixty (60) days prior notice to the undersigned if the sales of hard ice cream in the system represent less than two percent (2%) of total retail sales in the system. In the vent of such discontinuance, this pledge shall terminate.

For the time period specified above, the undersigned agrees to pay to DQSA as a supplemental advertising fee an amount equal to the greater of $ 100.00** per month; or an amount equal to not less than three percent (3%), nor more than five percent (5%) of the undersigned's gross retail sales (net of retail sales tax) of hard ice cream products sold by the undersigned. DQSA will determine and notify the undersigned of the exact percentage prior to the introduction date and thereafter prior to December 31 of each year, except for any year for which the Percentage is to be unchanged from the preceding year. The aforesaid amounts shall be paid to DQSA monthly, along with such reports and reporting data as DQSA may from to time require. The undersigned understands that the amounts collected pursuant to this pledge will be expended by DQSA as specified in Bulletin #1984-5 dated August 2, 1984 RE: Section III, page 2, Addendum 4A to the "Agreement".

DAIRY QUEEN OF SOUTHERN ARIZONA, INC.       LICENSEE:



/s/ Mildred L. Hanigan                      BOWLIN'S INCORPORATED
------------------------------------        -----------------------------------
President - Mildred L. Hanigan


                                            BY: /s/ C. C. Bess, Exec. V. Pres.
                                              ---------------------------------